                                                                    EXHIBIT 99.1

                     IN THE UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF DELAWARE

IN RE:                                  (S)       Chapter 11
                                        (S)
PRATT CASINO CORPORATION                (S)       Jointly Administered
PRT FUNDING CORP.                       (S)       Under Case No. 99-1204
NEW JERSEY MANAGEMENT, INC.             (S)
                                        (S)
     Debtors.                           (S)

                 ____________________________________________

             DEBTORS' SECOND AMENDED JOINT PLAN OF REORGANIZATION
                      DATED AUGUST 16, 1999, AS MODIFIED

                 _____________________________________________

                               TABLE OF CONTENTS

                                                                                          Page
ARTICLE 1
     DEFINITIONS.........................................................................    2
     Rules of Interpretation.............................................................    2

ARTICLE 2
     DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS AND
     SPECIFICATION OF IMPAIRED OR UNIMPAIRED STATUS......................................   16
     2.1  Summary........................................................................   16
          A.   Claims....................................................................   17
          B.   Interests.................................................................   18
     2.2  Impairment Controversies.......................................................   18

ARTICLE 3
     TREATMENT OF UNCLASSIFIED CLAIMS....................................................   18
     3.1  Allowed Administrative Claims..................................................   18
          A.   General...................................................................   18
          B.   Payment of Statutory Fees.................................................   19
          C.   Ordinary Course Liabilities...............................................   19
     3.2  Allowed Tax Claims.............................................................   19

ARTICLE 4
     TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS........................................   20
     4.1  Class 1 - Claims of the PRT Noteholders........................................   20
     4.2  Class 2  - PRT's Claim against PCC arising pursuant to the
          PCC $62.9 Million Note Payable to PRT..........................................   20
     4.3  Class 3 - PRT's Claims against PCC arising pursuant to
          (A) the PCC $1.117 Million Indebtedness to PRT and
          (B) the PCC $5 Million Note Payable to PRT.....................................   20
     4.4  Class 4  - NJMI's Claim against PCC arising on account
          of the PCC $5.050 Million Indebtedness to NJMI.................................   21
     4.5  Class 5 - GBCC's Claim against PRT arising pursuant to the
          PRT $15 Million Note Payable to GBCC...........................................   21
     4.6  Class 6 - PRT's Claim against NJMI arising pursuant to the
          NJMI $22.1 Million Note Payable to PRT.........................................   21
     4.7  Class 7 - GBCC's Claim against NJMI arising pursuant
          to the NJMI $277,576 Indebtedness to GBCC......................................   21

     4.8  Class 8 - Unsecured Claims against any of PCC, PRT
          or NJMI not otherwise classified...............................................   21
     4.9  Class 9 - Interests of PCC's Equity Security Holder (PPI)......................   21
     4.10 Class 10 - Interests of  PRT's Equity Security Holder (PCC)....................   21
     4.11 Class 11 - Interests of NJMI's Equity Security Holder (PCC)....................   21

ARTICLE 5
     ACCEPTANCE OR REJECTION OF THE PLAN.................................................   22
     5.1  Voting Classes.................................................................   22
     5.2  Presumed Acceptance of Plan....................................................   22

ARTICLE 6
     MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN..................................   22
     6.1  Pro Rata Payments in Respect of Management Contracts...........................   22
     6.2  Plan Implementation Steps Occurring on and After the Effective Date............   22
     6.3  Merger/Liquidation of Corporate Entities.......................................   27
     6.4  Transfer of Assets to the Liquidating Trust,...................................   27
          A.   Initial Delivery of Assets to the Liquidating Trust.......................   27
          B.   Chapter 11 Payables Reserve Conveyed to Newco.............................   27
          C.   Undertaking Regarding Chapter 11 Payables Reserve.........................   27
     6.5       Ratification of Liquidating Trust Agreement...............................   28
          A.   Powers and Duties.........................................................   28
          B.   Compensation of Liquidating Trustee.......................................   28
          C.   Limitation of Liability...................................................   28
          D.   Right to Hire Professionals and Agents....................................   28
          E.   Tax Treatment of the Liquidating Trust....................................   29
          F.   Termination of Liquidating Trust..........................................   29
     6.6  Cancellation of Old Securities.................................................   29
     6.7  Registration Exemption for Beneficial Interests in Liquidating
          Trust and Reorganized PCC Undertaking..........................................   30
     6.8  Charter and By-Laws............................................................   30
     6.9  Corporate Action...............................................................   30
     6.10 Objections to Claims...........................................................   30
     6.11 Retention Of Causes Of Action..................................................   31
     6.12 Limitation of Liability........................................................   32
     6.13 Releases.......................................................................   32
     6.14 Exemption from Stamp and Similar Taxes.........................................   33
     6.15 Notice of Effective Date.......................................................   33

ARTICLE 7
     FUNDING AND METHODS OF DISTRIBUTION.................................................   33

     7.1  Distribution Procedures--Generally.............................................   33
     7.2  Source of Cash to be Paid to Class 1 Holders...................................   34
     7.3  Distributions to Holders of Allowed Administrative Claims......................   34
     7.4  Distributions to Holders of Allowed Tax Claims.................................   34
     7.5  Distributions to Holders of Allowed Class 1 Claims.............................   34
          A.   Provisions Concerning Disbursing Agent....................................   34
          B.   Timing Of Distributions...................................................   35

ARTICLE 8
     MANNER OF DISTRIBUTION OF PROPERTY UNDER THE PLAN...................................   35
     8.1  Cash Distributions on Effective Date...........................................   35
     8.2  Distributions from Time to Time, after the Effective Date,
          from the Liquidating Trust.....................................................   35
     8.3  Certification of Claims by Existing Indenture Trustees.........................   35
     8.4  Surrender and Cancellation of Existing PRT Notes...............................   36
     8.5  Record Date--Distributions; Distribution Date..................................   36
     8.6  Existing Indenture Trustee Expenses............................................   36
     8.7  Disputed Claims................................................................   37
     8.8  Delivery of Distributions and Undeliverable or Unclaimed Distributions.........   37
          A.   Delivery of Distributions in General......................................   37
          B.   Undeliverable Distributions...............................................   37
     8.9  De Minimis Distributions.......................................................   38
     8.10 Failure to Negotiate Checks....................................................   38
     8.11 Compliance  with Tax Requirements..............................................   38
     8.12 Setoffs........................................................................   38

ARTICLE 9
     TREATMENT OF EXECUTORY CONTRACTS....................................................   38
     9.1  Assumption of Certain Executory Contracts......................................   38
     9.2  Rejection of All Executory Contracts and Leases Not Assumed....................   39
     9.3  Cure Payments..................................................................   39
     9.4  Bar Date for Filing of Rejection Claims........................................   39

ARTICLE 10
     CONDITIONS TO CONFIRMATION OF PLAN..................................................   40
     10.1 Conditions to Confirmation.....................................................   40
     10.2 Waiver of Conditions...........................................................   40

ARTICLE 11
     CONDITIONS TO EFFECTIVENESS OF THE PLAN.............................................   41
     11.1 Conditions to Effectiveness....................................................   41
     11.2 Waiver of Conditions...........................................................   41

     11.3 Substantial Consummation.......................................................   41

ARTICLE 12
     EFFECTS OF PLAN CONFIRMATION........................................................   42
     12.1 Discharge of Debtors and Injunction............................................   42
     12.2 Revesting......................................................................   43
     12.3 No Liability for Solicitation or Participation.................................   43
     12.4 Other Documents and Actions....................................................   43
     12.5 Post-Consummation Effect of Evidences of Claims or Interests...................   43
     12.6 Term of Injunctions  or Stays..................................................   43

ARTICLE 13
     CONFIRMABILITY OF PLAN AND CRAMDOWN.................................................   44

ARTICLE 14
     RETENTION OF JURISDICTION...........................................................   44

ARTICLE 15
     MISCELLANEOUS PROVISIONS............................................................   46
     15.1 Fractional Dollars.............................................................   46
     15.2 Modification of Plan...........................................................   46
     15.3 Governing Law..................................................................   46
     15.4 Payment Dates..................................................................   46
     15.5 Headings.......................................................................   46
     15.6 Successors and Assigns.........................................................   46
     15.7 Severability of Plan Provisions................................................   46
     15.8 No Admissions..................................................................   47
     15.9 Creditors Committee............................................................   47

                     IN THE UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF DELAWARE

IN RE:                           (S)              Chapter 11
                                 (S)
PRATT CASINO CORPORATION         (S)              Jointly Administered
PRT FUNDING CORP.                (S)              Under Case No. 99-1204
NEW JERSEY MANAGEMENT, INC.      (S)
                                 (S)
     Debtors.                    (S)
                                 (S)


             DEBTORS' SECOND AMENDED JOINT PLAN OF REORGANIZATION
                      DATED AUGUST 16, 1999, AS MODIFIED
                      ----------------------------------

     Pratt Casino Corporation, PRT Funding Corp., and New Jersey Management, Inc., as debtors and debtors-in-possession (collectively, the "Debtors"), propose this Second Amended Joint Plan of Reorganization Dated August 16, 1999, as Modified (the "Plan") pursuant to section 1121(a) of Title 11 of the United States Code for the resolution of the Debtors' outstanding creditor claims and equity interests. Reference is made to the Debtors' Second Amended Joint Disclosure Statement Dated August 16, 1999, as Modified (the "Disclosure Statement") for a discussion of the Debtors' history, business, properties and results of operations, and for a summary of this Plan and certain related matters.

     All holders of Claims and Interests are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject this Plan. No materials, other than the Disclosure Statement and any exhibits and appendices attached thereto or referenced therein, have been approved by the Debtors for use in soliciting acceptances or rejections of this Plan.

                                   ARTICLE 1

                                  DEFINITIONS

     Rules of Interpretation. As used herein, the following terms have the
     -----------------------
respective meanings specified below, and such meanings shall be equally applicable to both the singular and plural and masculine and feminine forms of the terms defined. The words "herein," "hereof," "hereto," "hereunder" and others of similar import, refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. Captions and headings to articles, sections and exhibits are inserted for convenience of reference only and are not intended to be part of or to affect the interpretation of the Plan. The rules of construction set forth in section 102 of the Bankruptcy Code shall apply. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply. Any capitalized term used herein that is not defined herein but is defined in the Bankruptcy Code shall have the meaning ascribed to such term in the Bankruptcy Code. In addition to such other terms as are defined in other sections of the Plan, the following terms (which appear in the Plan as capitalized terms) have the following meanings as used in the Plan.


     1.1  "Affiliate" means (A) an entity that directly or indirectly owns,
           ---------
controls or holds with power to vote, twenty percent or more of the outstanding voting securities of a Debtor, other than an entity that holds such securities
(1) in a fiduciary or agency capacity without sole discretionary power to vote such securities or (2) solely to secure a debt, if such entity has not in fact exercised such power to vote, or (B) a corporation twenty percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by a Debtor, or by an entity that directly or indirectly owns, controls or holds with power to vote, twenty percent or more of the outstanding voting securities of a Debtor, other than an entity that holds such securities (1) in a fiduciary or agency capacity without sole discretionary power to vote such securities or (2) solely to secure a debt, if such entity has not in fact exercised such power to vote.

     1.2  "Agreement Termination Event" shall have the meaning ascribed to such
           ---------------------------
term in Section 8 of the Voting Agreement, attached to the Disclosure Statement
        ---------
as Appendix C. Without limiting the foregoing, it shall be an "Agreement Termination Event" if an order confirming this Plan shall not have been entered and the Effective Date shall not have occurred by January 31, 2000.

     1.3  "Allowed Administrative Claim" means an allowed claim, or that portion
           ----------------------------
thereof, that is entitled to priority under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation: (A) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the business of the Debtors (such as wages, salaries or payments for goods and services); (B) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code; and (C) all fees and charges assessed against the Estates under 28 U.S.C. (S) 1930.

     1.4  "Allowed Claim" means a Claim against any one of the Debtors to the
           -------------
extent that:

          (A) (1) the Claim was Filed prior to the date designated by the Bankruptcy Court as the last date for filing that category of proof of claim (or Filed after such date with leave of Court) or the Claim was, or is hereafter, listed in the Schedules and is not listed as disputed, contingent or unliquidated as to amount; and

               (2) the Debtors, or any other party in interest entitled to do so, do not file an objection prior to the Effective Date or such other date as may be established by the Plan or the Bankruptcy Court (or if such an objection is so filed, the objection is later withdrawn); or,

          (B) the Claim is allowed by a Final Order of the Bankruptcy Court, which Final Order is no longer subject to being modified or reversed on reconsideration or appeal; or,

          (C)  the Claim is allowed by the Plan.

     1.5  "Allowed Interest" means (A) an Interest as to which neither the
           ----------------
Debtors nor any other party in interest entitled to do so has filed an objection prior to the Effective Date or such other date as may be established by the Plan or the Bankruptcy Court (or if such an objection is so filed, the objection is later withdrawn), or (B) an Interest allowed by a Final Order of the Bankruptcy Court, which Final Order is no longer subject to being modified or reversed on reconsideration or appeal, or (C) an Interest allowed by the Plan.

     1.6  "Allowed Priority Claim" means an Allowed Claim, or that portion
           ----------------------
thereof, that is entitled to priority under section 507(a) of the Bankruptcy Code, other than an Allowed Administrative Claim or an Allowed Tax Claim. There are no Claims known to the Debtors that would be Allowed Priority Claims in this Reorganization Case.

     1.7  "Allowed Secured Claim" means an Allowed Claim, or that portion
           ---------------------
thereof, that is secured (directly or by enforceable subrogation) by an Encumbrance on or interest in property of one or more of the Debtors or that is subject to setoff under section 553 of the Code, but only to the extent of the value of the creditor's interest (directly or by enforceable subrogation) in one or more of the Debtors' interest in such property or to the extent of the amount subject to setoff, which value shall be determined as provided in section 506(a) of the Code. There are no Claims known to the Debtors that would be Allowed Secured Claims in this Reorganization Case, other than, perhaps, certain prepetition, unpaid legal fees incurred by the Consenting Holders, totaling less than $20,000 (which may be considered "secured" by certain prepetition retainers held by attorneys for the Consenting Holders), which fees are treated as undisputed Allowed Unsecured Claims under this Plan and classified in Class 8 and deemed unimpaired.

     1.8   "Allowed Tax Claim" means an Allowed Claim, or that portion thereof,
            -----------------
that is entitled to priority under Section 507(a)(8) of the Code.

     1.9   "Allowed Unsecured Claim" means an Allowed Claim, or that portion
            -----------------------
thereof, that is not entitled to priority or to secured status under the Code, and includes, but is not limited to, the Claims of the PRT Noteholders, and any other Claim arising as a result of one or more of the Debtors' execution of a guaranty agreement, promissory note, negotiable instrument, or other similar written instrument, whether as maker, endorser, guarantor, or otherwise.

     1.10  "Amended By-Laws" means the by-laws of Reorganized PCC, as amended,
            ---------------
to be filed with the Secretary of State of Delaware, to be effective on the Effective Date, substantially in the form included in the Plan Supplement.

     1.11  "Amended Certificate of Incorporation" means the certificate of
            ------------------------------------
incorporation of Reorganized PCC, as amended and restated, to be filed with the Secretary of State of Delaware, to be effective on the Effective Date, substantially in the form included in the Plan Supplement.

     1.12  "Aurora Casino" means the riverboat gaming and entertainment facility
            -------------
located in Aurora, Illinois and owned by HCA, a wholly owned, direct subsidiary of HCC.

     1.13  "Aurora Management Contract" means that certain Management Services
            --------------------------
Agreement, dated as of June 21, 1991, as amended by the First Amendment dated May 14, 1992, with an initial term of 99 years, between PMLP and HCA, whereby PMLP acts as the sole and exclusive agent in the supervision, direction and control of the management of the Aurora Casino and any additions or expansions thereto.

     1.14  "Avoidance Action" means a cause of action assertable by any one of
            ----------------
the Debtors or their successors pursuant to sections 329, 542, 543, 544, 545, 547, 548, 549, 550, or 553 of the Bankruptcy Code.

     1.15  "Ballots" means the written Ballots for acceptance or rejection of
            -------
the Plan.

     1.16  "Ballot Return Date" means 4:00 p.m. Eastern Daylight Time on
            ------------------
September 27, 1999, unless and to the extent such date is extended by the
------------------
Debtors in accordance with the Disclosure Statement.

     1.17  "Bankruptcy Code" or "Code" means Title 11 of the United States Code
            -------------------------
as now in effect or hereafter amended to the date of Confirmation of the Plan.

     1.18  "Bankruptcy Court" means the United States Bankruptcy Court for the
           -----------------
District of Delaware, which presides over this Reorganization Case, or if necessary, the United States District Court for said District having original jurisdiction over this Reorganization Case.

     1.19  "Bankruptcy Rules" means, collectively (A) the Federal Rules of
            ----------------
Bankruptcy Procedure, and (B) the local rules of the Bankruptcy Court, as applicable from time to time in the Reorganization Case.

     1.20  "Bar Date" means (A) with respect to all Persons except governmental
            --------
entities, July 26, 1999, the date by which Claims must have been Filed with the Bankruptcy Court pursuant to that certain Order (1) Fixing Deadline for the Filing of Proofs of Claim, and (2) Approving Form and Manner of Notice with Respect Thereto, entered on May 26, 1999 by the Bankruptcy Court, and (B) with respect to governmental entities, November 22, 1999, which is 180 days after the Petition Date.

     1.21  "Business Day" means any day, other than a Saturday, Sunday or "legal
            ------------
holiday" (as defined in Bankruptcy Rule 9006(a)) on which banks are open for business in the city of New York, New York.

     1.22  "Cash" means cash, wire transfer of immediately available funds,
            ----
certified check, and cash equivalents, including readily marketable direct obligations of the United States of America, including interest accrued or earned thereon, or a check from the Debtors, the Liquidating Trustee, the Disbursing Agent, or the Existing Indenture Trustee.

     1.23  "Chapter 11 Payables Reserve" means all of the Cash that remains in
            ---------------------------
the Reorganized PCC after the PRT-NJMI Merger and the NJMI Liquidation, as well as the rights to any unearned premiums on insurance policies of PCC, PRT and NJMI, all of which will be irrevocably delivered on the Effective Date by the Reorganized PCC to Newco, and which funds/assets will be held for the benefit and payment of the holders of Allowed Administrative Claims, Allowed Tax Claims, and Allowed Class 8 Claims, and of which funds $250,000 will be segregated by Newco and held in reserve, exclusively for payment of any Allowed Tax Claims, all as further described in Section 6.2(N) hereinbelow; provided, that any
                            --------------
residual amounts shall be paid to the Disbursing Agent, for distribution to the PRT Noteholders, pursuant to Section 6.4(C).
                             --------------

     1.24  "Claim" means any right to payment from any one of the Debtors
            -----
arising before the Confirmation Date, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, contested, uncontested, legal, equitable, secured, or unsecured; or any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, contested, uncontested, secured or unsecured.

     1.25  "Claims Against the Sands" means (1) the Deferred Fee, (2) the Sands
            ------------------------
Confirmation Payment, (3) the $5 Million GBHC Subordinated Note, (4) the $10 Million GBHC Subordinated Note, (5) that certain proof of claim filed by NJMI in the Sands Bankruptcy in the amount of $144,930.24, and (6) that certain proof of claim filed by PCC in the Sands Bankruptcy in the amount of $1,279.58.

     1.26  "Claims Against the Sands--Settlement" means any potential compromise
            ------------------------------------
and settlement agreement, among GBHC, GBH, GBPF, on the one hand, and PCC, PRT, and NJMI, on the other, and approved in the Sands Bankruptcy and by the Bankruptcy Court in this Reorganization Case prior to the Effective Date, that settles wholly and finally the Claims Against the Sands.

     1.27  "Claims Against the Sands--Settlement Proceeds" means any proceeds
            ---------------------------------------------
realized by the Debtors from a Claims Against the SandsBSettlement, which proceeds would be distributed pursuant to Section 4.1(B) of the Plan.
                                          --------------

     1.28  "Class" means a class of Claims or Interests as provided for in the
            -----
Plan.

     1.29  "Committee" or "Creditors Committee"  means the Official Committee of
            -----------------------------------
Unsecured Creditors of PCC, PRT, and NJMI that was appointed by the Office of the United States Trustee in this Reorganization Case, on June 4, 1999, as modified by the addition, resignation, or removal of members from time to time.

     1.30  "Confirmation" means the entry of a Confirmation Order confirming
            ------------
this Plan at or after a hearing pursuant to section 1129 of the Bankruptcy Code.

     1.31  "Confirmation Date" means the date the Confirmation Order is entered
            -----------------
on the docket by the Clerk of the Bankruptcy Court.

     1.32  "Confirmation Order" means the order entered by the Bankruptcy Court
            ------------------
determining that this Plan meets the requirements of Chapter 11 of the Bankruptcy Code and is entitled to Confirmation pursuant to section 1129 of the Bankruptcy Code.

     1.33  "Consenting Holders" means the PRT Noteholders who are parties to the
            ------------------
Voting Agreement.

     1.34  "Creditor" means "creditor" as defined in section 101(10) of the
            --------
Code.

     1.35  "Debtors" means Pratt Casino Corporation, PRT Funding Corp., and New
            -------
Jersey Management, Inc. References herein to the Debtors shall be deemed to refer to the Debtors in this Reorganization Case, to the extent the context of such reference applies to a time period prior to the Effective Date, and shall be deemed to refer to the Reorganized PCC, to the extent the context of such reference applies to a time period on or after the Effective Date.

     1.36  "Deferred Fee" means that certain obligation due and owing from GBHC
            ------------
to NJMI, in the approximate amount of $210,700, payable at the time of confirmation of a plan of reorganization in the Sands Bankruptcy, which obligation arose pursuant to the Interim Sands Agreement.

     1.37  "Disbursing Agent" means State Street Bank and Trust Company, or such
            ----------------
other bank or corporate trust agent identified in the Plan Supplement.

     1.38  "Disclosure Statement" means the Second Amended Joint Disclosure
            --------------------
Statement, Dated August 16, 1999, as Modified, Filed by the Debtors respecting the Plan, as approved by the Bankruptcy Court for submission to the Creditors, Interest holders, and parties-in-interest of the Debtors, and all amendments, supplements, appendices, and exhibits thereto Filed by the Debtors.

     1.39  "Disputed Claim" means a Claim against any one of the Debtors that is
            --------------
not an Allowed Claim.

     1.40  "Disputed Interest" means an Interest in any one of the Debtors that
            -----------------
is not an Allowed Interest.

     1.41  "Distribution Date" means the date the Disbursing Agent commences
            -----------------
Distributions under the Plan to the PRT Noteholders, which date shall be forthwith after the Effective Date.

     1.42  "Distributions" means the properties or interests in property to be
            -------------
paid or distributed hereunder to the holders of Allowed Claims.

     1.43  "DTC" means the Depository Trust Company.
            ---

     1.44  "Effective Date" means the first practicable Business Day after (A)
            --------------
the Confirmation Order has become a Final Order, and (B) all of the conditions required in Sections 10.1 and 11.1 of the Plan have either occurred or have been
            ----------------------
expressly waived pursuant to Sections 10.2 and 11.2  of the Plan.
                             ----------------------

     1.45  "Encumbrance" means, with respect to any interest in property, any
            -----------
mortgage, lien, pledge, charge, security interest, easement, or encumbrance of any kind whatsoever affecting such interest in property.

     1.46  "Estates" means the estates created in the Reorganization Case under
            -------
section 541 of the Bankruptcy Code.

     1.47  "Estimated Chapter 11 Fees and Expenses" means those certain amounts
            --------------------------------------
budgeted by the Debtors, and set forth on Exhibit B to the Voting Agreement (as the same Exhibit may be hereafter amended).

     1.48  "Estimated Claim" means a Claim, the allowed amount of which has been
            ---------------
or is to be estimated by the Court under section 502(c) of the Code.

     1.49  "Exculpated Persons" shall have the meaning ascribed to such term in
            ------------------
Section 6.12 of the Plan.
------------

     1.50  "Executory Contract" shall have the meaning set forth in section 365
            ------------------
of the Code.

     1.51  "Existing Indenture" means that certain indenture, dated as of
            ------------------
February 15, 1994, by and among PRT, as issuer, PCC, as guarantor, and Shawmut Bank National Association, as Trustee (succeeded by U.S. Bank National Association), as supplemented by that certain First Supplemental Indenture, dated as of April 20, 1998, by and among PRT, as issuer, PCC, as guarantor, and U.S. Bank National Association, as Trustee, relating to the issuance of the Existing PRT Senior Notes.

     1.52  "Existing Indenture Trustee" means U.S. Bank N.A., successor to
            --------------------------
Shawmut Bank National Association, the trustee under the Existing Indenture.

     1.53  "Existing Indenture Trustee Expenses" means any reasonable, unpaid
            -----------------------------------
out-of-pocket costs and expenses incurred or to be incurred by the Existing Indenture Trustee, including, without limitation, reasonable out-of-pocket costs and expenses and reasonable fees of legal counsel to the Existing Indenture Trustee.

     1.54  "Existing PRT Notes" means the outstanding $85 million principal
            ------------------
amount of 11 5/8% Senior Notes (and accrued interest thereon) issued under the Existing Indenture by PRT and due April 15, 2004.

     1.55  "File" or "Filed" means filed with the Bankruptcy Court in the
            ----      -----
Reorganization Case.

     1.56  "Final Order" means, as to any court, an order or judgment of such
            -----------
court, as entered on its docket, that is not interlocutory, and (A) as to which the time to seek an initial appeal or petition for rehearing has expired; and
(B) with respect to which order or judgment there is no stay on its execution or enforcement in effect. The pendency of an appeal, in the absence of a stay, will not preclude an order or judgment from being deemed a Final Order hereunder.

     1.57  "Financial Restructuring" means the financial restructuring of the
            -----------------------
Existing PRT Notes on the terms and conditions set forth in this Plan.

     1.58  "$5 Million GBHC Subordinated Note" means that certain subordinated
            ---------------------------------
promissory note dated January 14, 1997 from GBHC to PCC in the principal amount of $5 million, together with accrued interest as of the January 5, 1998 petition date in the Sands Bankruptcy, in the approximate amount of $728,000.

     1.59  "GBCC" means Greate Bay Casino Corporation, a publicly held
            ----
corporation organized under the laws of Delaware, and the indirect, 100% parent company of each of PCC, PRT, and NJMI and a party to the Voting Agreement.

     1.60  "GBCC Group" means GBCC, PCC, PRT and NJMI.
            ----------

     1.61  "GBH" means GB Holdings, Inc., a corporation organized under the laws
            ---
of Delaware, 79% of which is directly owned by PCC, and the 100% direct parent of each of GBHC (which owns the Sands Hotel and Casino located in Atlantic City, New Jersey) and GBPF, and that is also a debtor-in-possession in an administratively consolidated case, No. 98-10001 (JW), in the United States Bankruptcy Court for the District of New Jersey (Camden Division).

     1.62  "GBHC" means Greate Bay Hotel and Casino, Inc., a corporation
            ----
organized under the laws of New Jersey, that owns the Sands Hotel and Casino located in Atlantic City, New Jersey, and that is a wholly owned, direct subsidiary of GBH, and is also a debtor-in-possession in an administratively consolidated case, No. 98-10001 (JW), in the United States Bankruptcy Court for the District of New Jersey (Camden Division).

     1.63  "GBPF" means GB Property Funding Corp., a corporation organized under
            ----
the laws of Delaware, and a wholly owned, direct subsidiary of GBH, and also a debtor-in-possession in an administratively consolidated case, No. 98-10001
(JW), in the United States Bankruptcy Court for the District of New Jersey (Camden Division).

     1.64  "HCA" means Hollywood Casino-Aurora, Inc., a corporation organized
            ---
under the laws of Illinois, and a wholly owned, direct subsidiary of HCC, that owns and operates a riverboat gaming and entertainment facility located in Aurora, Illinois.

     1.65  "HCC" means Hollywood Casino Corporation, a publicly held corporation
            ---
organized under the laws of Delaware, and a party to the Voting Agreement.

     1.66  "HCC Notes" means those certain 12 3/4% Senior Secured Notes, due
            ---------
2003, on which HCC was the obligor, and having such other terms as were described in that certain indenture for the HCC Notes, dated as of October 17, 1995, among HCC, HWCC-Tunica and Shawmut Bank, National Association (succeeded by State Street Bank and Trust Company), as trustee.

     1.67  "HWCC-Tunica" means HWCC-Tunica, Inc, a corporation organized under
            -----------
the laws of Texas, and a wholly owned, direct subsidiary of HCC, that owns and operates a gaming and lodging facility in Tunica County, Mississippi, and that also has a consulting agreement with PCC.

     1.68  "Impaired" means, with respect to a Class of Claims or Interests
            --------
under the Plan, that the Plan alters the legal, equitable or contractual rights of the holders of Claims or Interests within that Class, as further described at section 1124 of the Bankruptcy Code.

     1.69  "Interest" means all rights (including unpaid dividends) arising from
            --------
any equity security (as defined in section 101(16) of the Code) of any one of the Debtors, including, without limitation, the PCC Common Stock (owned by PPI), the PRT Common Stock (owned by PCC), and the NJMI Common Stock (owned by PCC).

     1.70  "Interim Sands Agreement" means that certain agreement dated June 27,
            -----------------------
1998, among GBHC, GBH, GBPF, Advanced Casino Systems International, Inc., on the one hand, and GBCC, NJMI, PCC, PRT, PPI, Advanced Casino Systems Corporation and HCC, on the other, and approved in the Sands Bankruptcy on July 7, 1998, and by the New Jersey Casino Control Corporation on July 8, 1998, that settled certain issues that arose in the Sands Bankruptcy with regard to a motion by GBHC to reject that certain Management Services Agreement between GBHC and NJMI, dated as of August 19, 1987, as amended by the First Amendment dated February 17, 1994 (collectively, the "Management Contract"), pursuant to which Management Contract NJMI acted as the sole and exclusive agent of GBHC in the supervision, direction and control of the management of the Sands Hotel and Casino and any additions or expansions thereto.

     1.71  "Insurance Proceeds" means any and all proceeds in respect of third
            ------------------
party liability insurance policies, on which any one of the Debtors is an insured party, which proceeds would arise as a result of an event triggering insurance coverage to a third party.

     1.72  "Insured Claim" means an Allowed Claim against any one of the Debtors
            -------------
for which Insurance Proceeds would be available to pay such Allowed Claim.

     1.73  "Liquidating Trust" means that certain trust, substantially as
            -----------------
described in the form of Liquidating Trust Agreement included in the Plan Supplement, which Liquidating Trust (subject to the approval of the New Jersey Casino Control Commission) may be established on behalf of and for the benefit of the PRT Noteholders, and the assets of which (subject to the approval of the New Jersey Casino Control Commission) shall substantially consist of, as of the Effective Date, the following: (A) the Deferred Payment; (B) the Sands Confirmation Payment; (C) the $10 Million GBHC Subordinated Note; (D) the $5 Million GBHC Subordinated Note; (E) that certain $1,279.58 proof of claim filed by PCC in the Sands Bankruptcy (and all rights associated therewith); (F) that certain $144,930.24 proof of claim filed by NJMI in the Sands Bankruptcy (and all rights associated therewith); and (G) $250,000 Cash.

     1.74  "Liquidating Trust Agreement" means that certain form of agreement,
            ---------------------------
substantially in the form included in the Plan Supplement, which will (subject to the approval of the New Jersey Casino Control Commission) give rise to and describe the Liquidating Trust.

     1.75  "Liquidating Trustee"  means that Person, or such Person's successor,
            --------------------
selected in accordance with the Liquidating Trust Agreement, as trustee for the Liquidating Trust (subject to the approval of the New Jersey Casino Control Commission).

     1.76  "Newco" means a newly formed limited liability company, organized
            -----
under the laws of Delaware, the 100% owner/member of which shall be PPI, after the completion of the transaction contemplated in Section 6.2(O) of the Plan,
                                                  --------------
which shall own 79% of the common stock of GBH on and after the Effective Date, which shall hold the Chapter 11 Payables Reserve and shall distribute the same to holders of Allowed Administrative Claims, Allowed Tax Claims, and Allowed Class 8 Claims, and which shall irrevocably deliver certain residual amounts of the Chapter 11 Payables Reserve to the Disbursing Agent pursuant to Section
                                                                    -------
6.4(C) of the Plan, and which may also ultimately hold the Claims Against the
------
Sands (as further described in the paragraph following Section 6.2(G)
                                                       --------------
hereinbelow).

     1.77  "Newco Membership Interests" means all   memberships  in Newco that
            --------------------------
will be owned by PPI after the completion of the transactions contemplated to occur on the Effective Date, pursuant to the Section 6.2 of the Plan.
                                              -----------

     1.78  "NJMI" means New Jersey Management, Inc., a corporation organized
            ----
under the laws of New Jersey, and one of the Debtors herein, and a wholly owned, direct subsidiary of PCC, and also a party to the Voting Agreement.

     1.79  "NJMI Common Stock" means all common stock in NJMI, no par value,
           ------------------
that has been issued and is outstanding immediately prior to and on the Effective Date.

     1.80  "NJMI Liquidation" shall have the meaning ascribed to such term in
            ----------------
Section 6.2(M) of the Plan.
--------------

     1.81  "NJMI $22.1 Million Note Payable to PRT" means that certain
            --------------------------------------
promissory note dated February 17, 1994, from NJMI to PRT, in the principal amount of $21.5 million (of which $22.1 million was advanced), plus accrued interest thereon, in the approximate amount of $1,289,710 million.

     1.82  "NJMI $277,576 Indebtedness to GBCC" means that certain indebtedness
            ----------------------------------
owed by NJMI to GBCC as a result of certain tax obligations of NJMI that were paid on its behalf by GBCC.

     1.83  "Old Securities" means the Existing PRT Notes and the PCC Common
            --------------
Stock, the PRT Common Stock, and the NJMI Common Stock.

     1.84  "PCC" means Pratt Casino Corporation, a corporation organized under
            ---
the laws of Delaware, and one of the Debtors herein, and also the 100%, direct parent of each of PRT and NJMI, and also the 79% direct owner of GBH, and also a party to the Voting Agreement.

     1.85  "PCC Common Stock" means all common stock in PCC, $1.00 per share par
            ----------------
value, that has been issued and is outstanding immediately prior to the Effective Date, and which has been pledged by PPI to HCC to secure certain indebtedness.

     1.86  "PCC $5 Million Note Payable to PRT" means that certain promissory
            ----------------------------------
note dated February 17, 1994, from PCC to PRT, in the principal amount of $5 million, plus accrued interest thereon, in the approximate amount of $2,392,813 million.

     1.87  "PCC $5.050 Million Indebtedness to NJMI" means those non-interest
            ---------------------------------------
bearing advances from NJMI to PCC in the aggregate, principal amount of $5.050 million.

     1.88  "PCC Guarantee" means that certain guarantee of payment of the
            -------------
Existing PRT Notes by PCC.

     1.89  "PCC $1.117 Million Indebtedness to PRT" means those non-interest
            --------------------------------------
bearing advances from PRT to PCC in the aggregate principal amount of $1.117 million.

     1.90  "PCC $62.9 Million Note Payable to PRT" means that certain
            -------------------------------------
intercompany note dated February 17, 1994, from PCC to PRT, in the original principal amount of $63.5 million (of which $62.9 million was advanced), plus accrued interest thereon.

     1.91  "Person" means any individual, corporation, general partnership,
            ------
limited partnership, association, joint stock company, joint venture, estate, trust, indenture trustee, government or any political subdivision, governmental unit (as defined in the Bankruptcy Code), official committee appointed by the Office of the United States Trustee, unofficial committee of creditors or equity holders or other entity.

     1.92  "Petition Date" means May 25, 1999, the date on which Debtors filed
            -------------
their voluntary Chapter 11 petitions.

     1.93  "PHC 1" and "PHC 2" means PHC Properties, Inc. and PHC Holdings,
            -----------------
Inc., both Delaware corporations, and both direct, wholly owned subsidiaries of GBCC, and both former members of Lieber Check Cashing, LLC, and each of whom own a one-half interest in the $500,000 Sands Confirmation Payment.

     1.94  "Plan" means this Second Amended Joint Plan of Reorganization Dated
            ----
August 16, 1999, as Modified, in its present form, or as it may be amended, modified, and/or supplemented from time to time in accordance with the Bankruptcy Code, or by agreement of the Debtors and Consenting Holders, or by order of the Bankruptcy Court, as the case may be.

     1.95  "Plan Supplement" means the documents, including the forms of the
            ---------------
Amended By-Laws, Amended Certificate of Incorporation, the certificate of formation and limited liability company agreement of Newco, the Liquidating Trust Agreement, the Notice of Effective Date referenced in Section 6.15 of the
                                                            ------------
Plan, the documents identified in Section XI.B., D., and E. of the Disclosure
                                  -------------- ---     --
Statement, and such other documents as may be necessary or advisable to effectuate the Plan, which documents shall be contained in a separate Plan Supplement filed with the Clerk of the Bankruptcy Court at least fifteen (15) days prior to the date on which the Confirmation Hearing shall first commence, or such other deadline as is ordered by the Bankruptcy Court. The Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during hours established therefor. Holders of Claims against and Interests in the Debtors may obtain a copy of the Plan Supplement upon written request to the Debtors. The Plan Supplement shall for all purposes be deemed incorporated into and become a part of the Plan as if fully set forth herein.

     1.96  "PMLP" means Pratt Management, L.P., a Delaware limited partnership,
            ----
the 99% limited partner of which is PCC and the 1% general partner of which is HWCC-Aurora Management, Inc., and which acts as the sole and exclusive agent in the supervision, direction and control of the management of the Aurora Casino pursuant to the Aurora Management Contract.

     1.97  "PMLP Partnership Agreement" means that certain Agreement of Limited
            --------------------------
Partnership of PMLP, dated as of February 17, 1994, between PPI and PCC, together with that certain Assignment and Assumption Agreement, dated as of February 17, 1994, between PPI and PCC, that certain Assignment and Assumption Agreement, dated as of February 17, 1994, between PPI and PMLP, and that certain Assignment and Assumption Agreement and Amendment to Agreement of Limited Partnership of PMLP, dated as of April 1, 1997, among PPI, HWCC-Aurora Management, Inc., and PCC.

     1.98  "PPI" means PPI Corporation, a corporation organized under the laws
            ---
of New Jersey, and the direct, 100% parent of PCC, and also a wholly owned, direct subsidiary of GBCC.

     1.99   "PRT" means PRT Funding Corp., a corporation organized under the
             ---
laws of Delaware, and one of the Debtors herein, and also a wholly owned, direct subsidiary of PCC, and also a party to the Voting Agreement.

     1.100  "PRT Common Stock" means all common stock in PRT, $1.00 per share
             ----------------
par value, that has been issued and is outstanding immediately prior to the Effective Date.

     1.101  "PRT $15 Million Note Payable to GBCC" means that certain junior
             ------------------------------------
subordinated promissory note, dated February 17, 1994, from PRT to HCC in the principal amount of $15 million, together with accrued interest in the approximate amount of $8,275,312 million, the rights under which note were subsequently assigned from HCC to GBCC by virtue of two different assignment transactions, dated December 31, 1994 and December 31, 1996, respectively.

     1.102  "PRT-NJMI Merger" shall have the meaning ascribed to such term in
             ---------------
Section 6.2(L) of the Plan.
--------------

     1.103  "PRT Noteholders" means all ultimate beneficial holders of the
             ---------------
Existing PRT Notes held by DTC, and any other holders of Existing PRT Notes (except DTC).

     1.104  "Pro Rata" means proportionately so that, with respect to an Allowed
             --------
Claim or Allowed Interest, the ratio of (A) (1) the amount of payments or other property distributed on account of a particular Allowed Claim or Allowed Interest to (2) the amount of the Allowed Claim or Allowed Interest, is the same as the ratio of (B)(1) the amount of payments or other property distributed on account of all Allowed Claims or Allowed Interests which are entitled to receive such payments or other property to (2) the amount of all Allowed Claims or Allowed Interests which are entitled to receive such payments or other property.

     1.105 "Record Date-Balloting" means the date fixed by the Bankruptcy Court
            ---------------------
or designated by the Debtors, prior to distribution of ballots for voting on the Plan, as the record date for determination of the PRT Noteholders and the holders of other Claims that may vote on the Plan. The Record Date-Balloting shall be July 7, 1999.

     1.106  "Record Date-Distributions" means the date fixed by the Bankruptcy
             -------------------------
Court or designated by the Debtors, prior to the entry of the Confirmation Order, as the record date for determination of the PRT Noteholders and the holders of other Claims that are entitled to receive Distributions in connection with the Plan. Unless otherwise ordered by the Bankruptcy Court, the Record Date-Distributions shall be the date the Bankruptcy Court enters the Confirmation Order.

     1.107  "Rejection Claim" means a Claim resulting from the rejection of a
             ---------------
lease or executory contract by a Debtor.

     1.108  "Released Matters" shall have the meaning ascribed to such term in
             ----------------
Section 6.13 of the Plan.
------------

     1.109  "Releasees" shall have the meaning ascribed to such term in Section
             ---------                                                  -------
6.13 of the Plan.
----

     1.110  "Reorganization Case" means, collectively, the Debtors' cases under
             -------------------
Chapter 11 of the Bankruptcy Code that were commenced on the Petition Date.

     1.111  "Reorganized PCC" means PCC, as it shall exist immediately after
             ---------------
implementation of Section 6.2(P) of the Plan as a wholly owned subsidiary of
                  --------------
HCC.

     1.112  "Sands Bankruptcy" means, collectively, those certain Chapter 11
             ----------------
bankruptcy cases of GBH, GBHC and GBPF, pending in the United States Bankruptcy Court for the District of New Jersey, Camden Division, and administratively consolidated under Case No. 98-10001(JW).

     1.113  "Sands Confirmation Payment" means that certain obligation due and
             --------------------------
owing from GBHC to a designee of GBCC (which designees are PHC1 and PHC2), in the amount of $500,000, payable at the time of confirmation of a plan of reorganization in the Sands Bankruptcy, which obligation arose pursuant to the September 1998 Settlement Agreement.

     1.114  "Sands Hotel and Casino" means the hotel and casino facility located
             ----------------------
in Atlantic City, New Jersey and owned and operated by GBHC.

     1.115  "Schedules" means the Schedules of Assets and Liabilities, Statement
             ---------
of Financial Affairs and Statement of Executory Contracts Filed by the Debtors with the Bankruptcy Court, as amended or supplemented on or before the Effective Date, listing the liabilities and assets of the Debtors.

     1.116  "SEC" means the Securities and Exchange Commission.
             ---

     1.117  "SEC Reports" means those quarterly and annual reports filed with
             -----------
the Securities and Exchange Commission by PCC, PRT and NJMI.

     1.118  "Securities Act" means the Securities Act of 1933, as amended.
             --------------

     1.119  "Security Agreement" means the documentation under which a lien
             ------------------
against property is reflected.

     1.120  "September 1998 Settlement Agreement" means that certain agreement
             -----------------------------------
dated September 2, 1998, among GBHC, GBH, GBPF, and their subsidiaries, on the one hand, and GBCC, PHC Acquisition Corp., Lieber Check Cashing, LLC, Jack E. Pratt, William D. Pratt, Edward T.

Pratt, Jr., and HCC, on the other, and approved in the Sands Bankruptcy on September 11, 1998, that settled Adversary Proceeding No. 98-01220 in the Sands Bankruptcy.

     1.121  "$10 Million GBHC Subordinated Note" means that certain subordinated
             ----------------------------------
promissory note dated February 17, 1994 from GBHC to PRT in the principal amount of $10 million, together with accrued interest as of the January 5, 1998 petition date in the Sands Bankruptcy, in the approximate amount of $2,754,375.

     1.122  "Tunica Casino" means that certain gaming and lodging facility in
             -------------
Tunica County, Mississippi and owned by HWCC-Tunica, a wholly owned, direct subsidiary of HCC.

     1.123  "Tunica Consulting Agreement" means that certain consulting
             ---------------------------
agreement by and between HWCC- Tunica and PCC, dated as of January 1, 1994, with a term of 10 years, which provides for, among other things, PCC to advise and consult regarding the Tunica Casino.

     1.124  "Voting Agreement" means that certain agreement entered into on the
             ----------------
28th day of April, 1999, by and among GBCC, PCC, PRT, NJMI, HCC, and the Consenting Holders, as amended by that certain letter agreement dated July 15, 1999, a copy of which is collectively attached to the Disclosure Statement as Appendix C.



                                   ARTICLE 2

                DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS
              AND SPECIFICATION OF IMPAIRED OR UNIMPAIRED STATUS

     2.1  Summary.  The following is a designation of the Classes of Claims and Interests under this Plan and a specification of which Classes are impaired or not impaired. In accordance with section 1123(a)(1) of the Bankruptcy Code, Allowed Administrative Claims and Allowed Tax Claims described in Article 3 of
                                                                  ---------
this Plan have not been classified and are excluded from the following Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied before the Effective Date; a Claim or Interest which is not an Allowed Claim or Interest is not in any Class. Notwithstanding anything to the contrary contained in this Plan, no distribution shall be made on account of any Claim or Interest to which an objection has been interposed or with regard to which the Debtors anticipate interposing a timely objection unless and until the Claim or Interest becomes an Allowed Claim or Allowed Interest.

     Class                                        Status
     -----                                        ------

     A.  Claims

     Class 1: All Claims of any kind of the       Impaired -entitled to vote
     PRT Noteholders (including Claims filed
     on their behalf by the Existing Indenture
     Trustee) Against any of PCC, PRT and
     NJMI, including Claims Against PRT and
     PCC (as guarantor) in respect of the
     Existing PRT Notes and the PCC Guarantee

     Class 2: PRT's Claim Against PCC arising     Impaired - entitled to vote
     pursuant to the PCC $62.9 Million Note
     Payable to PRT

     Class 3: PRT's Claims against PCC arising    Unimpaired - not entitled to
     pursuant to (A) the PCC $1.117 Million       vote (deemed to accept; 11
     Indebtedness to PRT; and (B) the PCC         U.S.C. (S) 1126(f))
     $5 Million Note Payable to PRT

     Class 4: NJMI's Claim against PCC arising    Unimpaired - not entitled to
     on account of the PCC $5.050 Million         vote (deemed to accept; 11
     Indebtedness to NJMI                         U.S.C. (S) 1126(f))

     Class 5: GBCC's Claim against PRT arising    Impaired - entitled to vote
     pursuant to the PRT $15 Million Note
     Payable to GBCC

     Class 6: PRT's Claim Against NJMI arising    Unimpaired - not entitled to
     pursuant to the NJMI $22.1 Million Note      vote (deemed to accept; 11
     Payable to PRT                               U.S.C. (S) 1126(f))

     Class 7: GBCC's Claim against NJMI           Impaired - entitled to vote
     arising pursuant to the NJMI
     $277,576 Indebtedness to GBCC

     Class 8: Unsecured Claims against any of    Unimpaired - not entitled to
     PCC, PRT and NJMI not otherwise classified  vote (deemed to accept; 11
                                                 U.S.C. (S) 1126(f))

     B.  Interests

     Class 9: Interests of PCC's        Unimpaired - not entitled to vote
     Equity Security Holder             (deemed to accept; 11 U.S.C. 1126(f))

     Class 10: Interests of PRT's       Impaired - entitled to vote
     Equity Security Holder

     Class 11: Interests of NJMI's      Impaired - entitled to vote
     Equity Security Holder

     2.2 Impairment Controversies. If a controversy arises as to whether any Class of Claims or Equity Interests is impaired under this Plan, the Bankruptcy Court shall, after notice and a hearing, determine the controversy.


                                   ARTICLE 3

                       TREATMENT OF UNCLASSIFIED CLAIMS

     3.1  Allowed Administrative Claims.

     A. General. Subject to the bar date provisions herein (to the extent applicable), each holder of an Allowed Administrative Claim shall receive Cash (from the Chapter 11 Payables Reserve) equal to the unpaid portion of such Allowed Administrative Claim on the later of (1) the Effective Date or as soon as practicable thereafter, (2) the date on which such Claim becomes an Allowed Administrative Claim, and (3) such other date as is mutually agreed upon by (a) the Debtors (and/or Newco) and (b) the holder of such Claim.

          (1)  Bar Date for Administrative Claims.

          (a)  General Provisions.  Except as provided in Section 3.1(C)
                                                          --------------
hereinbelow, and except with regard to statutory fees pursuant to 28 U.S.C.
(S) 1930, requests for payment of Administrative Claims must be Filed no later than forty-five (45) days after the Effective Date. Holders of Administrative Claims (including, without limitation, professionals requesting compensation or reimbursement of expenses) that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date shall be forever barred from asserting such Claims against the Liquidating Trustee, the Debtors, Reorganized PCC, Newco, the Disbursing Agent, or any of their affiliates or any of their respective property.

          (b) Professionals. All professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Effective Date (including, without limitation, any compensation requested by any professional or any other entity for making a substantial contribution in the Reorganization Case) shall File and serve on the Debtors, Newco, the Creditors Committee, and the Liquidating Trustee an application for final allowance of compensation and expenses no later than forty-five (45) days after the Effective Date. Any professional fees and reimbursements or expenses incurred by Debtors, Newco, or the Creditors Committee (or any successor thereto), relating solely to the closing of the Financial Restructuring, objections to Claims and the prosecution of fee applications subsequent to the Effective Date, shall be paid by Newco without application to the Bankruptcy Court.

          (c) Objections to Administrative Claims, Including Those of Professionals. Objections to requests for payment of Administrative Claims (including objections to applications of professionals for compensation or reimbursement of expenses) must be Filed and served on the claimant and/or professional to whom the objection is addressed, the Debtors, Newco, the Creditors Committee, and the Liquidating Trustee, no later than seventy (70) days after the Effective Date.

     B. Payment of Statutory Fees. Notwithstanding any other provision of this Plan, all fees payable pursuant to 28 U.S.C. (S) 1930 shall be paid in Cash when due (by the Debtors, prior to the Effective Date, and by Newco, after the Effective Date).

     C. Ordinary Course Liabilities. Notwithstanding any other provision of this Plan, holders of Administrative Claims based on liabilities incurred postpetition in the ordinary course of the Debtors' business shall not be required to File any request for payment of such Claims, and such obligations shall be paid as they become due (by the Debtors, prior to the Effective Date, and by Newco, after the Effective Date), unless (1) the Debtors and/or Newco and
(2) a holder of such a Claim otherwise mutually agree.

     3.2 Allowed Tax Claims. The holders of Allowed Tax Claims shall be paid in full in Cash (from the Chapter 11 Payables Reserve) on the later of (1) the Effective Date or as soon as practicable thereafter, (2) the date on which such Claim becomes an Allowed Tax Claim, and (3) such other date as is mutually agreed upon by (a) the Debtors and/or Newco and (b) the holder of such Claim.

                                   ARTICLE 4

                                 TREATMENT OF
                        CLASSIFIED CLAIMS AND INTERESTS

     4.1  Class 1 - Claims of the PRT Noteholders. The Allowed Class 1
Claims, which shall be Allowed Unsecured Claims in the aggregate amount of $85 million plus all accrued and unpaid interest (together with interest on unpaid interest) as of the Petition Date, shall be discharged, extinguished, and satisfied in full by the distribution of the following consideration:

     A. On the day after the Effective Date, in respect of $62.9 million principal amount of the Existing PRT Notes, and the interest arrearages associated therewith, each holder of an Allowed Class 1 Claim shall receive a Pro Rata share of Cash in the amount of $40,329,375, all as further described in
--------
Sections 6.2(J) and 6.2(Q) hereinbelow.
---------------     ------

     B. In respect of $22.1 million principal amount of the Existing PRT Notes, and the interest arrearages associated therewith, each holder of an Allowed Class 1 Claim shall receive: (1) the right to receive a Pro Rata share of the
                                                        --------
Liquidating Trust (as described further in Sections 6.2(G), (H) and (I)
                                           ---------------  ---     ---
hereinbelow); or, alternatively (2) a Pro Rata share of the Claims Against the
                                      --------
Sands-Settlement Proceeds (as described further in the paragraph following
Section 6.2(I) hereinbelow); or, alternatively (3) a Pro Rata share of any
--------------                                       --------
proceeds that Newco may ultimately realize in respect of the Claims Against the Sands (as further described in the paragraph following Section 6.2(G)
                                                       --------------
hereinbelow), which consideration may be available for distribution on the Effective Date or dates thereafter, as described in Sections 6.2(G), (H), and
                                                    ---------------  ---
(I).
---

     C.  Each holder of an Allowed Class 1 Claim shall also receive a Pro Rata
                                                                      --------
share of the excess Cash (i.e., excess of Chapter 11 Payables Reserve) that is available for distribution as of the Effective Date and on certain dates thereafter, if any, as described in Section 6.4(C) hereinbelow.
            ------                  --------------

     4.2 Class 2 - PRT's Claim against PCC arising pursuant to the PCC $62.9 Million Note Payable to PRT. The Allowed Class 2 Claim shall be discharged, extinguished, and satisfied in full, as of the Effective Date, in exchange for PCC's having agreed, on the Effective Date, to satisfy PRT's primary obligation on account of $62.9 million principal amount of the Existing PRT Notes (and the interest arrearages associated therewith).

     4.3 Class 3 - PRT's Claims against PCC arising pursuant to (A) the PCC $1.117 Million Indebtedness to PRT and (B) the PCC $5 Million Note Payable to PRT. The Allowed Class 3 Claims shall be discharged, extinguished, and deemed satisfied in full, as of the Effective Date, by virtue of the PRT-NJMI Merger, followed by the NJMI Liquidation (whereby PCC succeeds to the ownership of the assets of NJMI).

     4.4 Class 4 - NJMI's Claim against PCC arising on account of the PCC $5.050 Million Indebtedness to NJMI. The Allowed Class 4 Claim shall be discharged, extinguished, and deemed satisfied in full, as of the Effective Date, by virtue of the PRT-NJMI Merger, followed by the NJMI Liquidation (whereby PCC succeeds to the ownership of the assets of NJMI).

     4.5 Class 5 - GBCC's Claim against PRT arising pursuant to the PRT $15 Million Note Payable to GBCC. The Allowed Class 5 Claim shall be paid $1000 and the remainder of the Claim shall be discharged and extinguished, as of the Effective Date.

     4.6 Class 6 - PRT's Claim against NJMI arising pursuant to the NJMI $22.1 Million Note Payable to PRT. The Allowed Class 6 Claim shall be discharged, extinguished, and deemed satisfied in full, as of the Effective Date, by virtue of the PRT-NJMI Merger.

     4.7 Class 7 - GBCC's Claim against NJMI arising pursuant to the NJMI $277,576 Indebtedness to GBCC. The Allowed Class 7 Claim shall be paid $1000 and the remainder of the Claim shall be discharged and extinguished, as of the Effective Date.

     4.8 Class 8 - Unsecured Claims against any of PCC, PRT or NJMI not otherwise classified. To the extent necessary for purposes of section 1122 of the Code, the Allowed Unsecured Claims against each of PCC, PRT, and NJMI shall be deemed classified in separate sub-Classes hereunder. The Allowed Class 8 Claims shall be discharged, extinguished, and satisfied in full, by the distribution of Cash to each holder of an Allowed Class 8 Claim, in the full amount of any such holder's Allowed Claim (from the Chapter 11 Payables Reserve or, alternatively, from Insurance Proceeds if any such Claim is an Insured Claim), on the later of (A) the Effective Date or as soon as practicable thereafter; (B) the date on which any such Claim becomes an Allowed Claim; and
(C) such other date as is mutually agreed upon by the Debtors (and/or Newco) and the holder of any such Claim. Notwithstanding the foregoing, any right of setoff that the Debtors may have with regard to any of these Claims is preserved.

     4.9 Class 9 - Interests of PCC's Equity Security Holder (PPI). The Allowed Class 9 Interest Holder shall retain its stock under the Plan. The Plan leaves unaltered the legal, equitable and contractual rights of such Interest holder. On the Effective Date, as part of the Plan implementation, HCC shall purchase the PCC stock from PPI for $1000.

     4.10 Class 10 - Interests of PRT's Equity Security Holder (PCC). The Allowed Class 10 Interests shall receive common stock of NJMI, as of the Effective Date, pursuant to the PRT-NJMI Merger.

     4.11 Class 11 - Interests of NJMI's Equity Security Holder (PCC). The Allowed Class 11 Interests shall receive the assets of NJMI and PRT, as of the Effective Date, as a result of the PRT-NJMI Merger followed by the NJMI Liquidation.

                                 ARTICLE 5

                      ACCEPTANCE OR REJECTION OF THE PLAN

     5.1 Voting Classes. The holders of Claims and Interests in Classes 1, 2, 5, 7, 10 and 11 are impaired and shall be entitled to vote to accept or reject the Plan.

     5.2 Presumed Acceptance of Plan. Classes 3, 4, 6, 8 and 9 are unimpaired under the Plan, and therefore, are conclusively presumed to accept the Plan.


                                   ARTICLE 6

                    MEANS FOR EXECUTION AND IMPLEMENTATION
                                 OF THE PLAN

     6.1 Pro Rata Payments in Respect of Management Contracts. On the Effective Date, and prior to the commencement of the events set forth in Section
                                                                         -------
6.2 hereinbelow, (A) HCA shall distribute to PMLP, which shall then distribute
---
to PCC, an amount of Cash equal to the Pro Rata portion of the net fees that
                                       --------
have been earned and/or accrued in respect of the Aurora Management Contract, between the end of the last calendar quarter and the Effective Date, notwithstanding the fact that the net fees in respect of the Aurora Management Contract are not due and payable to PMLP until the twenty-fifth day following the end of each calendar quarter; and (B) HWCC-Tunica shall distribute to PCC an amount of Cash equal to the Pro Rata portion of the net fees that have been
                            --------
earned and/or accrued in respect of the Tunica Consulting Agreement, between the end of the last calendar month and the Effective Date, notwithstanding the fact that the net fees in respect of the Tunica Consulting Agreement are not due and payable to PCC until the first of each calendar month.

     6.2 Plan Implementation Steps Occurring on and After the Effective Date. On the Effective Date, or on the day after the Effective Date (as indicated below) the following events shall occur in the following sequence:

     A. On the Effective Date, GBCC shall forgive the PRT $15 Million Note Payable to GBCC, in exchange for $1000 Cash consideration from PRT, and such indebtedness shall be extinguished and discharged as of the Effective Date.

     B. On the Effective Date, GBCC shall forgive the NJMI $277,576 Indebtedness to GBCC, in exchange for $1000 Cash consideration from NJMI, and such indebtedness shall be extinguished and discharged as of the Effective Date.

     C. On the Effective Date, NJMI shall effect a distribution of a dividend to its sole shareholder, PCC, which dividend shall consist of the following consideration (and all rights associated with such consideration): (1) the Deferred Fee, and (2) that certain proof of claim filed by NJMI in the Sands Bankruptcy in the amount of $144,930.24. Also, on the Effective Date, NJMI shall relinquish its 1% membership interest in Lieber, L.L.C. to GBHC, pursuant to Section
          6.2 of the Operating Agreement for Lieber, L.L.C., and NJMI shall no longer have any rights or obligations in respect of the interest or the Operating Agreement.

     D. On the Effective Date, PHC 1 and PHC 2 shall each effect a distribution of a dividend to their sole shareholder, GBCC, which respective dividends shall consist of PHC 1's and PHC 2's respective one-half interests in the Sands Confirmation Payment (and all rights associated therewith). Thereafter, GBCC shall make a capital contribution to PPI of the entire Sands Confirmation Payment (and all rights associated therewith). Thereafter, PPI shall make a capital contribution to PCC of its rights to receive the Sands Confirmation Payment (and all rights associated therewith). Thereafter, PCC shall make a capital contribution to PRT of its rights to receive the Sands Confirmation Payment (and all rights associated therewith).

     E. On the Effective Date, PCC shall make a capital contribution to Newco of 79% of the common stock of GBH, and Newco shall issue to PCC the Newco Membership Interests.

     F. On the Effective Date, PCC shall make a capital contribution to PRT of the following (and all rights associated therewith): (1) the Deferred Fee, (2) that certain proof of claim filed by NJMI in the Sands Bankruptcy in the amount of $144,930.24, (3) the $5 Million GBHC Subordinated Note, and (4) that certain proof of claim filed by PCC in the Sands Bankruptcy in the amount of $1,279.58.

     G. On the Effective Date (subject to regulatory approval from the New Jersey Casino Control Commission ("NJCCC"), PRT shall form the Liquidating Trust and shall irrevocably deliver and convey to it the following: (1) the Deferred Fee, (2) that certain proof of claim filed by NJMI in the Sands Bankruptcy in the amount of $144,930.24,
          (3) the $5 Million GBHC Subordinated Note, (4) that certain proof of claim filed by PCC in the Sands Bankruptcy in the amount of $1,279.58,
          (5) the $10 Million GBHC Subordinated Note, and (6) the Sands Confirmation Payment (i.e., the Claims Against the Sands).

               As set forth in the Disclosure Statement, NJCCC approval for certain provisions of this Plan, including the transfer of the Claims Against the Sands into the Liquidating Trust for the benefit of the PRT Noteholders, is contemplated as a required element of the Plan. In the event that the NJCCC has not approved, by the Effective Date (or has outright disapproved), the transfer by PRT to the Liquidating Trust of the Claims Against the Sands, as set forth in
               Section 6.2(G), then, in lieu of the transaction set forth in
               --------------
               Section 6.2(G), PRT shall, on the Effective Date, irrevocably
               --------------
               deliver and convey the Claims Against the Sands to Newco (and, more specifically, PCC shall, on the Effective Date, make a capital contribution to PRT of the Newco Membership Interests, so that Newco becomes wholly owned by PRT, and then PRT shall, on the Effective Date, make a capital contribution to Newco of the Claims Against the Sands). In such event (that the NJCCC has not approved the Liquidating Trust by the Effective Date and Newco, instead, becomes the holder of the Claims Against the Sands as set forth in this paragraph), then the Liquidating Trust shall not be formed, and all provisions of this Plan, the Disclosure Statement, the Plan Supplement, and the Confirmation Order relating to the Liquidating Trust shall be of no force or effect. Newco shall then hold the Claims Against the Sands, pending either settlement or a litigated resolution and ultimate distribution in respect of the Claims Against the Sands in the Sands Bankruptcy. In such event, Newco shall transfer to the Disbursing Agent the proceeds ultimately realized by Newco in respect of the Claims Against the Sands, for distribution to the PRT Noteholders, so long as Newco determines, in its reasonable judgment, that there is no legal or regulatory impediment precluding the transfer of such proceeds to the Disbursing Agent. Notwithstanding any of the foregoing, if the NJCCC should determine that even Newco's holding, under the terms of the Plan, of some or all of the Claims Against the Sands would not be proper or permitted under New Jersey regulatory statutes or other applicable law, then Newco and/or PRT will relinquish such Claims Against the Sands (that is, such Claims Against the Sands that the NJCCC determines Newco cannot hold pursuant to the terms of the Plan) to GBHC.

     H. On the Effective Date, PCC shall make a capital contribution to PRT of $250,000 Cash. Thereafter, PRT shall irrevocably deliver and convey $250,000 Cash to the Liquidating Trust. If the Liquidating Trust has not been formed (see the paragraph following Section 6.2(G)
                                                       --------------
          hereinabove), then PRT shall convey such $250,000 to Newco.

     I. On the Effective Date, PRT shall convey the rights to share in the Liquidating Trust to the PRT Noteholders, Pro Rata, in exchange for
                                                    ---------
          $22.1 million principal amount of the Existing PRT Notes (and the interest arrearages associated therewith), if the

          NJCCC has approved such conveyance (see the paragraph following
          Section 6.2(G) hereinabove).
          --------------

               In the event that a Claims Against the Sands--Settlement has been approved in the Sands Bankruptcy and by the Bankruptcy Court in this Reorganization Case on or before the Effective Date, in lieu of the transactions set forth in Section 6.2(E), (G), (H) and
                                                --------------  ---  ---
               (I), the Debtors shall, on the Effective Date, consummate the
               ---
               Claims Against the Sands-Settlement and implement the Plan as follows:

               (1) PRT shall relinquish to GBHC and/or GBH all right, title and interest in the following: the Claims Against the Sands;

               (2) PCC shall potentially also relinquish to GBHC and/or GBH, or their designee, all right, title and interest to 79% of the common stock of GBH (if contemplated as part of the Claims Against the Sands-Settlement); and

               (3) PRT shall convey the Claims Against the Sands-Settlement Proceeds received from GBHC to the Disbursing Agent, for the benefit of the PRT Noteholders, which proceeds shall be distributed pursuant to Section 4.1(B) of the Plan.
                                            --------------

               If such alternative actions are taken on the Effective Date (i.e., a Claims Against the Sands--Settlement has been approved and is consummated as of the Effective Date and the Claims Against the Sands-Settlement Proceeds have been received by the Debtors from GBHC as of the Effective Date), then the Liquidating Trust shall not be formed, and all provisions of this Plan, the Disclosure Statement, the Plan Supplement, and the Confirmation Order relating to the Liquidating Trust shall be of no force or effect.


     J. On the Effective Date, PCC shall become obligated to pay the PRT Noteholders $40,329,375, on the day after HCC purchases the stock of PCC as set forth in Section 6.2(P) below, and shall receive, in
                              --------------
          exchange for such obligation, $62.9 million principal amount of the Existing PRT Notes (and the interest arrearages associated therewith).

     K. On the Effective Date, PCC shall exchange the $62.9 million principal amount of the Existing PRT Notes (and the interest arrearages associated therewith) with PRT for the PCC $62.9 Million Note Payable to PRT.

     L. On the Effective Date, PRT shall merge with and into NJMI (the "PRT-NJMI Merger") and the PRT Common Stock shall be canceled in exchange for Common Stock in NJMI, as the surviving corporation.

     M. On the Effective Date, NJMI shall, in a transaction constituting a tax-free liquidation or corporate reorganization for federal income tax purposes, be liquidated (the "NJMI Liquidation") or merged into PCC, and PCC shall succeed to the ownership of NJMI's remaining assets, and the NJMI Common Stock shall be canceled.

     N. On the Effective Date, PCC shall irrevocably deliver and convey to Newco all of the Cash that remains in the Reorganized PCC, after the PRT-NJMI Merger, followed by the NJMI Liquidation, as well as the rights to any unearned premiums on insurance policies of PCC, PRT and NJMI (i.e., the Chapter 11 Payables Reserve). Newco shall hold such Chapter 11 Payables Reserve for the benefit and payment of the holders of Allowed Administrative Claims, Allowed Tax Claims, and Allowed Class 8 Claims, and $250,000 of such Cash will be segregated by Newco and held in reserve, exclusively for payment of any potential Allowed Tax Claims. Newco shall as soon thereafter as practicable make the Distributions required under the Plan to any holder of an Allowed Administrative Claim, an Allowed Tax Claim, or an Allowed Unsecured Claim in Class 8, unless the Debtors (and/or Newco) and a holder of any such Claim shall have otherwise mutually agreed.

     O. On the Effective Date, PCC shall effect a distribution of a dividend to PPI, its sole stockholder, which dividend shall consist of the following consideration: the Newco Membership Interests.

     P. On the Effective Date, HCC shall purchase 100% of the PCC Common Stock from PPI for $1000.

               In the event that all of the events set forth in Sections 6.1 and
                                 ---                            ----------------
               6.2(A)-(P) hereinabove do not occur on the Effective Date (and do
               ----------
               not occur in the sequence set forth above), unless otherwise mutually agreed by the Debtors and the Creditors Committee, and except as modified by the paragraphs following Section 6.2(G) and
                                                              --------------
               6.2(I), then the Plan and the Confirmation Order (and any steps
               ------
               that occurred in connection with the events set forth in Sections
                                                                        --------
               6.1 and 6.2(A)-(P) hereinabove) shall be void ab initio and of no
               ---     ----------
               further force and effect, notwithstanding the provisions of section 1144 of the

               Bankruptcy Code, and the Debtors, all Creditors, and all other parties-in-interest shall be restored to their respective rights and positions as if this Plan had never been confirmed. To the extent any executory contracts or leases are to be assumed or rejected pursuant to the Plan or the Confirmation Order and to the extent that any Claim becomes an Allowed Claim or is disallowed pursuant to the Plan, then if the Plan is withdrawn or revoked, such assumption or rejection and such Claim allowance or disallowance shall be of no further force or effect.

     Q. On the day after the Effective Date, the Reorganized PCC shall pay in Cash $40,329,375 to the Disbursing Agent in full discharge of the obligation of PCC arising under Section 6.2(J) hereinabove. The
                                          --------------
          Disbursing Agent shall distribute such proceeds to the PRT
          Noteholders.

     6.3 Merger/Liquidation of Corporate Entities. In order to optimize the benefits of the Financial Restructuring for the Debtors' Estates and their Creditors, certain corporate consolidation (i.e., the PRT-NJMI Merger and the NJMI Liquidation) and other transactions with or among related entities are occurring as of the Effective Date. Notwithstanding the occurrence of any such consolidation or other transactions as of the Effective Date, Persons holding Claims against or Interests in any Debtor are receiving treatment under the Plan that is at least as favorable as any treatment to which such Creditor or Interest holder would have been entitled to receive if such consolidation or transactions had not occurred.

     6.4 Transfer of Assets to the Liquidating Trust, Newco, and the Disbursing Agent.

     A.  Initial Delivery of Assets to the Liquidating Trust.  On the
Effective Date, pursuant to Sections 6.2(G) and (H) hereinabove, PRT shall
                            -----------------------
deliver the Claims Against the Sands and $250,000 Cash to the Liquidating Trust, on behalf of and for the benefit of the holders of Class 1 Claims. The holders of Class 1 Claims shall collectively be the beneficial interest holders of the Liquidating Trust.

     B. Chapter 11 Payables Reserve Conveyed to Newco. Additionally, on the Effective Date, pursuant to Section 6.2(N) hereinabove, PCC shall deliver the
                            --------------
Chapter 11 Payables Reserve to Newco, on behalf of and for the benefit of the holders of Allowed Administrative Claims, Allowed Tax Claims, and Allowed Class 8 Claims.

     C.  Undertaking Regarding Chapter 11 Payables Reserve.  To the extent that the Chapter 11 Payables Reserve ultimately exceeds the Allowed Administrative Claims, Allowed Tax Claims and Allowed Class 8 Claims, then such excess funds shall be paid by Newco to the Disbursing Agent for distribution to the Class 1 holders. More specifically, on the Effective Date, all Cash constituting the Chapter 11 Payables Reserve that is in excess of the maximum amount, based on reasonable good faith estimates, that may be necessary to pay all Filed and not-yet-disallowed Claims in Class 8, Tax Claims to be treated under
Section 3.2, and expected requests for payment of administrative expenses shall
-----------
be promptly transferred by Newco to the Disbursing Agent for distribution to the Class 1 holders. Additionally, on the seventy-fifth day after the Effective Date, all Cash constituting the Chapter 11 Payables Reserve in excess of the maximum amount, based on reasonable good faith estimates, that may be necessary to pay all not-yet-disallowed Claims in Class 8, Tax Claims to be treated under
Section 3.2, and not-yet-disallowed requests for payment of administrative
-----------
expenses shall be transferred by Newco to the Disbursing Agent for distribution to the Class 1 holders. Finally, after resolution of all Allowed Administrative Claims, Allowed Tax Claims, and Allowed Class 8 Claims, any remaining Chapter 11 Payables Reserve shall be transferred by Newco to the Disbursing Agent for distribution to the Class 1 holders.

     6.5 Ratification of Liquidating Trust Agreement. On the Effective Date, each Creditor will be deemed to have ratified and become bound by the terms of the Liquidating Trust Agreement. The Liquidating Trust Agreement shall become effective upon its execution by the Debtors and acceptance by the Liquidating Trustee.

     A. Powers and Duties. The Liquidating Trustee shall have the powers, duties and obligations specified in this Plan and the Liquidating Trust Agreement.

     B. Compensation of Liquidating Trustee. The Liquidating Trustee shall be entitled to receive from the Trust Estate compensation for his services as Liquidating Trustee substantially in accordance with the description in the Liquidating Trust Agreement, which compensation shall be approved by the Court at the Confirmation Hearing. The Liquidating Trustee shall also be reimbursed by the Trust Estate for all reasonable out-of-pocket expenses incurred by the Liquidating Trustee in the performance of his duties.

     C. Limitation of Liability. The Liquidating Trustee shall use reasonable discretion in exercising each of the powers herein granted. No Liquidating Trustee or any attorney, agent, or servant of the Liquidating Trustee shall be personally liable in any case whatsoever arising in connection with the performance of obligations under this Plan, whether for their acts or their failure to act unless they shall have been guilty of willful fraud or gross negligence.

     The Liquidating Trustee may consult with attorneys, accountants, and agents, and the opinions of the same shall be full protection and justification to the Liquidating Trustee and his employees for anything done or admitted or omitted or suffered to be done in accordance with said opinions. The Liquidating Trustee shall not be required to give any bond for the faithful performance of his duties hereunder or under the Liquidating Trust Agreement.

     D. Right to Hire Professionals and Agents. The Liquidating Trustee shall have the right to reasonably utilize the services of attorneys or any other professionals which, in the discretion of the Liquidating Trustee, are necessary to perform the duties of the Liquidating Trustee. Reasonable fees and expenses incurred by the attorneys, accountants or other agents of the Liquidating Trustee shall be paid by the Liquidating Trust. The Liquidating Trustee may hire agents to effect distributions from the Liquidating Trust, and may pay the reasonable fees and expenses of such agents.

     E. Tax Treatment of the Liquidating Trust. It is intended that the Liquidating Trust will be treated as a "liquidating trust" within the meaning of Treasury Regulations Section 301.7701-4(d). Accordingly, for federal income tax purposes, the transfer and assignment of the assets, as described in Section
                                                                     -------
6.2(G), (H), and (I) hereinabove shall be treated as a deemed transfer and
-----------      ---
assignment of such assets to the holders of Claims who are beneficiaries of the Trust, followed by a deemed transfer and assignment by such holders to the Liquidating Trust. The Liquidating Trust shall be treated as a grantor trust owned by such holders. Each owner of an interest in the Liquidating Trust shall be considered for tax purposes to own an undivided interest in the assets of the Liquidating Trust. The Liquidating Trustee shall provide the PRT Noteholders with a valuation of the assets transferred to the Liquidating Trust and such valuation shall be used consistently by the Debtors, the Liquidating Trust and all PRT Noteholders for all federal income tax purposes. All items of income, deduction, credit or loss of the Liquidating Trust shall be allocated for federal, state and local income tax purposes on a current basis among the PRT Noteholders, as set forth in the Liquidating Trust Agreement; provided, however, that to the extent that any item of income cannot be allocated to a particular PRT Noteholder in the taxable year in which it arises, the Liquidating Trust shall pay the federal, state, and local taxes attributable to such income (net of related deductions) at the highest rate applicable to trusts; (for federal tax purposes, 39.6% currently). The Liquidating Trust shall file annual information returns as a grantor trust pursuant to Treasury Regulations Section 1.671-4(a) that will include information concerning the allocation of items of income, gain or loss, deduction or credit to the PRT Noteholders. Each PRT Noteholder will receive a copy of such information return.

     F. Termination of Liquidating Trust. The duties, powers and responsibilities of the Liquidating Trustee shall terminate four years after the Effective Date or, if earlier, upon the liquidation and distribution to the holders of beneficial interests in the Liquidating Trust of all proceeds in the Liquidating Trust estate in accordance with this Plan. If all proceeds in the Liquidating Trust have not been distributed to holders of beneficial interests in the Liquidating Trust, the term of the Liquidating Trust may be extended from time to time by order of the Bankruptcy Court for such period or periods as it determines are reasonable, such determination to be made within six months of the beginning of the extended period.

     6.6 Cancellation of Old Securities. As of the Effective Date, all Old Securities (except for the PCC Common Stock) shall be terminated and canceled, and the Existing Indenture, statements of resolution, and any other documentation governing such Old Securities (except for the PCC Common Stock) shall be rendered void. Notwithstanding the foregoing, such termination will not impair the rights and duties under the Existing Indenture as between the Existing Indenture Trustee and the beneficiaries of the trust created thereby including, but not limited to, the rights of the Existing Indenture Trustee to receive payment of its fees and expenses, to the extent not paid by the Debtors (See Section 8.6 infra), from amounts distributable to holders of Existing PRT
     -----------
Notes.

     6.7 Registration Exemption for Beneficial Interests in Liquidating Trust, Reorganized PCC Undertaking, and Newco Obligations. The Confirmation Order shall provide that the distribution of the beneficial interests in the Liquidating Trust (if applicable), the undertaking of Reorganized PCC pursuant to Section 6.2(J), and the obligations of Newco pursuant to the paragraph
   ---------------
following Section 6.2(G) of the Plan (if applicable) and pursuant to Section 6.4
          --------------                                             -----------
of the Plan (to the extent that any of these could be deemed to be securities), to or for the benefit of holders of Allowed Claims (or the beneficial holders thereof), pursuant to the Plan and the related documentation in the Plan Supplement, shall be exempt from any and all federal, state and local laws requiring the registration of such security, to the extent provided by section 1145 of the Bankruptcy Code.

     6.8 Charter and By-Laws. The certificate of incorporation of the Reorganized PCC shall read substantially as set forth in the Amended Certificate of Incorporation in the Plan Supplement. The by-laws of the Reorganized PCC shall read substantially as set forth in the Amended By-Laws in the Plan Supplement. The certificate of formation and limited liability company agreement of Newco shall read substantially as set forth in the Plan Supplement.

     6.9 Corporate Action. Upon entry of the Confirmation Order, the events and/or transactions set forth in Section 6.1 and 6.2 hereinabove shall be and be
                                 -----------     ---
deemed authorized and approved in all respects. On the Effective Date, or as soon thereafter as is practicable, the Reorganized PCC shall file with the Secretary of State of the State of Delaware, in accordance with applicable state law, the Amended Certificate of Incorporation which shall conform to the provisions of the Plan and prohibit the issuance of non-voting equity securities. On the Effective Date, subject to the provisions of the paragraph following Section 6.2(P), the matters provided under the Plan involving the
          --------------
capital and corporate structures and governance of the respective Debtors, including the PRT-NJMI Merger and the NJMI Liquidation, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to applicable state laws without any requirement of further action by the stockholders or directors of the Debtors or the Reorganized PCC. On the Effective Date, the Reorganized PCC shall be authorized and directed to take all necessary and appropriate actions to effectuate the transactions contemplated by the Plan in the name of and on behalf of the Reorganized PCC.

     6.10  Objections to Claims.  Except as otherwise provided for with respect to Administrative Claims and applications of professionals for compensation and reimbursement of expenses, as provided in Section 3.1(A)
                                                           --------------
hereof, or as otherwise ordered by the Bankruptcy Court after notice and a hearing, objections to Claims, shall be Filed and served upon the holder of such

Claim not later than the later of (A) forty-five (45) days after the Effective Date, and (B) forty-five (45) days after a proof of claim is Filed, unless this period is extended by the Court on request of a party seeking to object. After the Effective Date, the Liquidating Trustee and Newco shall be the sole entities with standing to object to Claims (other than Claims of professionals for compensation and reimbursement of expenses). Any party-in-interest may object to Claims prior to the Effective Date.

     6.11  Retention Of Causes Of Action.

     A.    Pursuant to Section 1123(b)(3)(B) of the Code, except as provided in
Section 6.11(B) hereinbelow, and in the other releases expressly set forth in
---------------
the Plan, the Debtors and Reorganized PCC, on behalf of themselves and holders of Allowed Claims and Allowed Interests, shall retain all Causes of Action which the Debtors had or had power to assert immediately prior to Confirmation of the Plan, including, without limitation, Avoidance Actions, and may commence or continue, in any appropriate court or tribunal, any suit or other proceeding for the enforcement of such Causes of Action. All Causes of Action shall remain the property of the Debtors and Reorganized PCC. Except as provided in Section
                                                                    -------
6.11(B) and (C), nothing contained in the Plan shall constitute a waiver of the
-------     ---
rights, if any, of the Debtors or Reorganized PCC to a jury trial with respect to any Cause of Action or objection to any Claim.

     B. If Class 1 accepts the Plan in accordance with Section 1126(c) of the Code, then, upon the day after the Effective Date, Class 1 and the holders of Claims in Class 1, the Existing Indenture Trustee, and their respective officers, directors, employees, members and agents and any attorneys and accountants employed by any of them or acting on their behalves shall be released from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever (including, without limitation, those arising under the Code), whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence taking place before, on or after the Petition Date up to and including the day after the Effective Date, in any way relating to their Claims and their activities in the Reorganization Case, including any and all Causes of Action that the Debtors retained pursuant to Section 6.11(A); provided, however, that
                                      ---------------  --------  -------
the foregoing release shall not apply to any agreement by such holder to be entered into pursuant to or in connection with this Plan intended to be in force on or after the day after the Effective Date.

     C. Upon the Effective Date, the Debtors shall be deemed to have released all causes of action under section 550 of the Bankruptcy Code to avoid and recover the transfer of funds to GBHC that occurred on or about April 27, 1999, pursuant to Section 19 of the Voting Agreement, or any subsequent transfer thereof. Upon the day after the Effective Date, the Debtors shall be deemed to have released all causes of action under section 550 of the Bankruptcy Code to avoid and recover prepetition transfers to any of the Existing Indenture Trustee, the PRT Noteholders, the Consenting Holders, and any of their attorneys and respective transferees.

     6.12 Limitation of Liability. Upon the day after the Effective Date, none of the Debtors, Reorganized PCC, HCC, GBCC, PPI, Newco, any official committee appointed in the cases and the members thereof, nor any of their respective officers, directors, employees, agents, nor any professional persons employed by any of them (collectively the "Exculpated Persons"), shall have or incur any liability to any Person for any act taken or omission made in good faith in connection with or related to formulating, implementing, confirming or consummating the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created in connection with the Plan. Upon the day after the Effective Date, the Exculpated Persons shall have no liability to any Creditors or other parties in interest for actions taken under the Plan, in connection therewith or with respect thereto in good faith, including, without limitation, failure to satisfy any condition or conditions, or refusal to waive any condition or conditions, precedent to Confirmation or to the occurrence of the Effective Date. Further, upon the day after the Effective Date, the Exculpated Persons will not have or incur any liability to any holder of a Claim, holder of an Interest, other party-in-interest herein or any other Person for any act or omission in connection with or arising out of their administration of the Plan or the property to be distributed under the Plan, except for breach of the terms of the Plan or documents and agreements pursuant thereto, gross negligence or willful misconduct, and with respect to liability for gross negligence or willful misconduct such persons will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

     6.13  Releases.

     A. On the day after the Effective Date, Reorganized PCC, on its own behalf and as representative of the Debtors' Estates, in consideration of services rendered in the Reorganization Case and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, releases unconditionally, and is hereby deemed to release unconditionally, each of the Debtors' and the Consenting Holders' present and former officers, directors, as well as PPI, GBCC and HCC and their officers and directors, and any of their respective professional advisers (collectively, the "Releasees") from any and all claims, obligations, suits, judgments, damages, rights, Causes of Action and liabilities whatsoever (including, without limitation, those arising under the Code), whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence taking place before, on or after the Petition Date up to and including the day after the Effective Date, in any way relating to the Debtors (before, on or after the Petition Date), the Reorganization Case, or the Plan (collectively, the "Released Matters").

     B. On the day after the Effective Date, each holder of a Claim or Interest that is entitled to vote on the Plan shall be deemed to have unconditionally released the Releasees from the Released Matters; provided,
                                                                  --------
however, that a holder may elect, by checking the box provided on the Ballot,
-------
not to grant such release.

     C. The Confirmation Order shall contain a permanent injunction to effectuate the releases granted in Sections 6.11(B), 6.12 and 6.13 of the Plan.
                                   ----------------  ----     ----

     D.    Nothing in Sections 6.11, 6.12 or 6.13 of the Plan or in any other
                                ---------    ----
part of the Plan shall be deemed to effect a release of the Deferred Fee, the $5 Million GBHC Subordinated Note, the $10 Million GBHC Subordinated Note, the Sands Confirmation Payment or any other Claims or Interests that the Debtors, Reorganized PCC, the Liquidating Trust, HCC, GBCC, PPI, Advanced Casino Systems Corporation, or Hollywood Management, Inc. might have against GBHC, GBH or GBPF (except that causes of action of the Debtors on account of the transfer of funds to GBHC that occurred on or about April 27, 1999, pursuant to Section 19 of the Voting Agreement, or any subsequent transfer thereof, are in all events released under this Plan as of the Effective Date). Furthermore, nothing in Sections
                                                                   --------
6.11, 6.12 or 6.13 of the Plan or in any other part of the Plan is meant to
----------    ----
modify or amend either the Interim Sands Agreement or the September 1998 Settlement Agreement.

     6.14  Exemption from Stamp and Similar Taxes. The issuance and transfer of the Newco Membership Interests, the obligation of Reorganized PCC pursuant to
Section 6.2(J) herein, and the beneficial interests in the Liquidating Trust, as
--------------
provided in this Plan, shall not be taxed under any law imposing a stamp tax or similar tax in accordance with 11 U.S.C. (S) 1146(c).

     6.15 Notice of Effective Date. Reorganized PCC shall issue a notice of Effective Date, in the form included in the Plan Supplement, to be served on all Creditors and Interest holders, and to contain information relating to the Administrative Claim bar date, notice information concerning the Disbursing Agent, Newco and the Liquidating Trustee (if applicable), notice whether the Claims Against the Sands--Settlement was consummated on the Effective Date, and shall indicate the status of NJCCC approval for the Liquidating Trust (if applicable).

                                   ARTICLE 7

                      FUNDING AND METHODS OF DISTRIBUTION

     7.1   Distribution Procedures-Generally. Newco shall make all
Distributions under the Plan to holders of Allowed Administrative Claims, Allowed Tax Claims, and Allowed Class 8 Claims. Distributions in respect of the Allowed Class 1 Claims shall be made (i) on the day after the Effective Date (with regard to the Distributions described in Section 4.1(A)) by the
                                               --------------
Reorganized PCC to the Disbursing Agent, and (ii) on the Effective Date or other days (with respect to the Distributions described in Sections 4.1(B) and (C)) by
                                                     ---------------     ---
Newco to the Disbursing Agent (and/or the Liquidating Trustee), who, in each case, shall then make the Distributions to the PRT Noteholders as soon thereafter as practicable. The date on which the Disbursing Agent makes the first Distributions to the PRT Noteholders shall be known as the Distribution Date. Except as otherwise provided in the Plan, all Distributions of Cash and other property shall be made on the later of the Effective Date (and/or Distribution Date) or the date on which a particular Claim becomes Allowed, or as soon thereafter as practicable. Distributions required to be made on a particular date shall be deemed to have been made on such date if actually made on such date or as soon thereafter as practicable. No payments or other Distributions of property shall be made on account of any Claim or portion thereof unless and until such Claim or portion thereof is Allowed.

     7.2 Source of Cash to be Paid to Class 1 Holders. The source of the $40,329,375 Cash that is to be paid to the holders of Class 1 Claims pursuant to Sections 4.1(A) and 6.2(Q) hereinabove shall be certain Cash realized by HCC
---------------     ------
from the refinancing of the HCC Notes, which Cash has been escrowed in an account at State Street Bank and Trust Company, a Massachusetts chartered trust company, Account No. 102449-020, and which Cash is being paid to PCC in connection with HCA's termination of the Aurora Management Contract and HWCC-Tunica's termination of the Tunica Consulting Agreement as of the day after the Effective Date (and after HCC has purchased the stock of PCC, as described in
Section 6.2(P) of the Plan).  The Reorganized PCC shall pay the $40,329,375 to
--------------
the Disbursing Agent on the day after the Effective Date as payment in full on the obligation of PCC under Section 6.2(J), and the Disbursing Agent shall pay
                            --------------
such amounts to the holders of the Existing PRT Notes.

     7.3 Distributions to Holders of Allowed Administrative Claims. Commencing on the Effective Date, Newco shall, in accordance with Article 3 of
                                                                  ---------
the Plan, distribute to each holder of a then unpaid Administrative Claim, Cash in the Allowed amount of such holder's Claim.

     7.4 Distributions to Holders of Allowed Tax Claims and Allowed Class 8 Claims. Commencing on the Effective Date, Newco shall, in accordance with
Article 3 of the Plan, distribute to each holder of a then unpaid Allowed Tax
---------
Claim, Cash in the Allowed amount of such holder's Claim. Commencing on the Effective Date, Newco shall, in accordance with Section 4.8 of the Plan,
                                                -----------
distribute to each holder of a then unpaid Allowed Class 8 Claim, Cash in the Allowed amount of such holder's Claim.

     7.5   Distributions to Holders of Allowed Class 1 Claims.  Distributions
on the Allowed Class 1 Claims shall be made in accordance with Sections 4.1, 7.1
                                                               -----------------
and 7.2 of the Plan.
    ---

     A. Provisions Concerning Disbursing Agent. The Disbursing Agent shall have the powers and duties specified in the Plan. The Disbursing Agent shall be entitled to reasonable compensation for services rendered, and reasonable reimbursement of expenses incurred in connection therewith (including payment of reasonable fees of counsel), payable from amounts held by Disbursing Agent, from the Liquidating Trust or from Newco. The Disbursing Agent shall use reasonable discretion in exercising its duties hereunder, and neither the Disbursing Agent nor any attorney, agent or servant thereof shall be personally liable in any case whatsoever arising in connection with the performance of obligations under this Plan, whether for their acts or omissions, unless they shall have been guilty of wilful fraud or gross negligence. The Disbursing Agent may consult with attorneys, accountants and agents, and the opinions of the same shall be full protection and justification to the Disbursing Agent and its employees. The Disbursing Agent shall not be required to post any bond for the faithful performance of its duties. The duties of the Disbursing Agent shall be terminated upon (i) the written certification of Newco that no funds remain to be delivered to the Disbursing Agent (the "Final Distribution Notice") and (ii) the delivery of funds held by the Disbursing Agent in accordance with this Plan.

     B. Timing Of Distributions. The Disbursing Agent shall distribute all available cash forthwith after the Effective Date and forthwith after the receipt of the payment required by Section 6.2(Q). Such payments may be made
                                   --------------
together if they are to occur not later than two business days after the Effective Date. Thereafter, the Disbursing Agent shall make quarterly distributions of all cash received from Newco or any other source. Such quarterly distributions shall be made within three business days of the end of the prior calendar quarter. Following the Final Distribution Notice, the Disbursing Agent may distribute all available Cash at any time not later than the third business day after the end of the current calendar quarter.

                                 ARTICLE 8

               MANNER OF DISTRIBUTION OF PROPERTY UNDER THE PLAN

     8.1 Cash Distributions on Effective Date. All Cash Distributions made to holders of Allowed Administrative Claims, Allowed Tax Claims, or Allowed Class 8 Claims, pursuant to the Plan, shall be made by Newco from the Chapter 11 Payables Reserve. All Cash Distributions to the holders of the Class 1 Claims, pursuant to the Plan, shall be made by the Disbursing Agent, from the Cash delivered to it by Reorganized PCC and/or Newco. Such Distributions shall be made on the Effective Date (or, in the case of the Distribution of Cash to the Class 1 holders, on the Distribution Date) or as soon thereafter as practicable. Any such Cash Distributions shall be in U.S. dollars, by checks drawn on a domestic bank selected by Newco and/or the Disbursing Agent, or by wire transfer from a domestic bank, at the option of the payer.

     8.2 Distributions from Time to Time, after the Effective Date, from the Liquidating Trust. From time to time after the Effective Date, the Liquidating Trustee shall make Distributions to the holders of record of Class 1 Claims, from the Liquidating Trust, as the assets in the Liquidating Trust are converted to Cash and as further defined in the Liquidating Trust Agreement.

     8.3 Certification of Claims by Existing Indenture Trustees. The Existing Indenture Trustee shall certify to the Debtors, Liquidating Trustee, and Disbursing Agent a list of the registered holders of the Existing PRT Notes as of the Record Date-Balloting and Record Date-Distributions, designating the name, address, taxpayer identification number (if known), certificate number, and the amount of unpaid principal and accrued interest owed to each holder on their respective securities.

     8.4 Surrender and Cancellation of Existing PRT Notes. As a condition to receiving the Cash and other consideration distributable under the Plan, the holders of the Existing PRT Notes shall surrender their Existing PRT Notes to the Existing Indenture Trustee. When a holder surrenders its Existing PRT Notes to the Existing Indenture Trustee, the Existing Indenture Trustee shall hold the instrument in "book entry only" until such instruments are canceled. Any holder of Existing PRT Notes whose instrument has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such instrument, deliver to the Existing Indenture Trustee: (A) evidence satisfactory to the Existing Indenture Trustee of the loss, theft, mutilation or destruction of such instrument, and
(B) such security or indemnity that may be reasonably required by the Existing Indenture Trustee to hold the Existing Indenture Trustee harmless with respect to any such representation of the holder. Upon compliance with the preceding sentence, such holder shall, for all purposes under the Plan, be deemed to have surrendered such instrument. Any holder of Existing PRT Notes which has not surrendered or been deemed to have surrendered its Existing PRT Notes within two years after the Effective Date, shall have its Claim as a holder of Existing PRT Notes disallowed, shall receive no distribution on account of its Claim as a holder of Existing PRT Notes, and shall be forever barred from asserting any Claim on account of its Existing PRT Notes. Any Cash or other consideration issued and/or held for distribution on account of such disallowed claims of holders of Existing PRT Notes shall be returned to and revest in the Liquidating Trust or the Disbursing Agent, as appropriate, for distribution to the remaining holders of Class 1 Claims.

     8.5 Record Date-Distributions; Distribution Date. The Disbursing Agent shall distribute all Distributions of property to be made pursuant to the Plan to the record holders of Existing PRT Notes (including those Persons entitled to be treated as such pursuant to Bankruptcy Rule 3003(d)), as of the Record Date-Distributions, unless, prior to the Effective Date, the holder of any such Claim furnishes (or causes its transferee to furnish) the Disbursing Agent, or its agent, with sufficient evidence (in the Disbursing Agent's or its agent's sole and absolute discretion) of the transfer of such Claim, in which event the Disbursing Agent shall distribute, or cause to be distributed, all Distributions of property to the transferee-holder of such Claim as of the day immediately prior to the Effective Date. As of the close of business on the day prior to the Effective Date, the transfer ledgers with respect to the Existing PRT Notes shall be closed and the Debtors, the Reorganized PCC, the Liquidating Trustee, and the Disbursing Agent shall have no obligation to recognize any transfer of the Existing PRT Notes occurring thereafter (except the transfers pursuant to
Section 6.2(J)).
--------------

     8.6 Existing Indenture Trustee Expenses. Any prepetition Existing Indenture Trustee Expenses shall be regarded as Class 8 Claims under the Plan (and unimpaired) and shall be paid by Newco from the Chapter 11 Payables Reserve. Any postpetition Existing Indenture Trustee Expenses shall be treated under section 503(b)(5) of the Bankruptcy Code and, if allowed, shall also be paid by Newco from the Chapter 11 Payables Reserve. Additionally, any prepetition legal fees of the Consenting Holders shall be regarded as Class 8 Claims under the Plan (and unimpaired) and shall be paid by Newco from the Chapter 11 Payables Reserve. Finally, any postpetition legal fees of the Consenting Holders (incurred before formation of the Creditors Committee and before retention by the Creditors Committee of Ropes & Gray and Fox, Rothschild) shall be treated under section 503(b)(5) of the Bankruptcy Code and, if allowed, shall also be paid by Newco from the Chapter 11 Payables Reserve.

     8.7 Disputed Claims. Notwithstanding any other provisions of the Plan, no payments or Distributions shall be made on account of any Disputed Claim until such Claim becomes an Allowed Claim, and then only to the extent that it becomes an Allowed Claim.

     8.8   Delivery of Distributions and Undeliverable or Unclaimed
Distributions.

     A.  Delivery of Distributions in General.  Except as provided below in
Section  8.8(B), Distributions to holders of Allowed Claims shall be distributed
---------------
by mail as follows: (1) for all holders except Class 1 holders (addressed in clause (2) of this Section 8.8(A)), at the addresses set forth in (a) the
                   --------------
respective proofs of claim filed by such holders; (b) any written notices of address changes delivered to the Debtors after the date of any related proof of claim; or (c) the Schedules of Assets and Liabilities Filed by the Debtors if no proof of claim or proof of interest is Filed and the Debtors have not received a written notice of a change of address; and (2) in the case of the Class 1 holders, by the Disbursing Agent (and/or Liquidating Trustee) to the latest mailing address maintained of record by the Disbursing Agent (and/or Liquidating Trustee).

     B.    Undeliverable Distributions.

           If the Distribution to the holder of any Claim is returned to the Disbursing Agent, the Liquidating Trustee, or Newco, as the case may be, as undeliverable, no further Distribution shall be made to such holder unless and until the Disbursing Agent, the Liquidating Trustee, or Newco, as the case may be, is notified in writing of such holder's then current address. Undeliverable Distributions shall remain in the possession of the Disbursing Agent, the Liquidating Trustee, or Newco, as the case may be, until such time as a Distribution becomes deliverable. Undeliverable Distributions shall be held for the benefit of such holders, and shall be accounted for separately. Any funds shall be held in interest-bearing accounts, to the extent practicable, and the parties entitled to such funds shall be entitled to any earned interest on such funds. Any holder of an Allowed Claim who does not assert a claim for an undeliverable Distribution within one (1) year after the Effective Date shall no longer have any claim to or interest in such undeliverable Distribution, shall be forever barred from receiving any Distributions under this Plan, and such unclaimed Distributions shall become the property of the Liquidating Trust (for distribution to the holders of Class 1 Claims).

     8.9 De Minimis Distributions. No Cash payment of less than five dollars ($5.00) shall be made to any holder on account of an Allowed Claim.

     8.10 Failure to Negotiate Checks. Checks issued in respect of Distributions under the Plan shall be null and void if not negotiated within 60 days after the date of issuance. Requests for reissuance of any such check may be made directly to the Disbursing Agent, the Liquidating Trustee, or Newco, as the case may be, by the holder of the Allowed Claim with respect to which such check originally was issued. Any claim in respect of such voided check is required to be made before the first anniversary of the Effective Date. Thereafter, all amounts represented by any voided check shall become the property of the Liquidating Trust, the Disbursing Agent (for the benefit of Class 1 claimants), or Newco, as the case may be. All Claims in respect of void checks and the underlying Distributions shall be discharged and forever barred from assertion against the Reorganized PCC, the Disbursing Agent, the Liquidating Trustee, Newco, and their property.

     8.11 Compliance with Tax Requirements. In connection with the Plan, to the extent applicable, Reorganized PCC, the Liquidating Trustee and Newco shall comply with all withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. HCC shall report the income from the termination of the Aurora Management Contract and the Tunica Consulting Agreement on its first consolidated return after the Effective Date, including Reorganized PCC as a member of HCC's consolidated group.

     8.12 Setoffs. Unless otherwise provided in a Final Order or in this Plan, the Debtors and/or Liquidating Trustee and/or Newco may, but shall not be required to, setoff against any Claim and the payments to be made pursuant to the Plan in respect of such Claim, any claims of any nature whatsoever the Debtors may have under the Plan or arising out of the Reorganization Case against the holder thereof or its predecessor, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor and/or Liquidating Trustee and/or Newco of any such Claims the Debtors may have against such holder or its predecessor.


                                 ARTICLE 9

                       TREATMENT OF EXECUTORY CONTRACTS
                             AND UNEXPIRED LEASES

     9.1 Assumption of Certain Executory Contracts. The Plan, and specifically this Section 9.1, constitutes a motion to assume and assign to the
                  -----------
Reorganized PCC, pursuant to section 365 of the Bankruptcy Code, the following contracts to which one or more of the Debtors is a party and which the Debtors believe may be "executory" pursuant to section 365: (A) the Voting Agreement,
(B) the PMLP Partnership Agreement, (C) the Tunica Consulting Agreement, (D) the

Interim Sands Agreement, and, to the extent it could be construed to be an executory contract to which any one or more of the Debtors is a party, (E) the September 1998 Settlement Agreement. With respect to the Interim Sands Agreement and the September 1998 Settlement Agreement, GBHC, GBH, and GBPF contend that they are not executory. Further, with respect to the September 1998 Settlement Agreement, none of PCC, PRT and NJMI is an actual party to the September 1998 Settlement Agreement, but there are certain provisions in the September 1998 Settlement Agreement that relate to or affect PCC, PRT and/or NJMI. In any event, consummation of the Plan shall constitute the ratification by each of the Debtors of the Interim Sands Agreement and the September 1998 Settlement Agreement (together, the "Sands Related Agreements"). As such, each of the Debtors will continue to be entitled to all rights and benefits accruing under the Sands Related Agreements and will continue to be bound by the obligations contained therein.

     9.2 Rejection of All Executory Contracts and Leases Not Assumed. The Plan constitutes and incorporates a motion by the Debtors to reject, as of the Effective Date, all pre-petition executory contracts and unexpired leases to which the Debtors are a party, except for any executory contract or unexpired lease that (A) is referenced in Section 9.1 hereinabove, (B) has already been
                                -----------
assumed or rejected pursuant to a Final Order, or (C) is the subject of a pending motion for authority to assume the contract or lease Filed by the Debtors prior to the Confirmation Date.

     9.3 Cure Payments. Any monetary defaults of any of the Debtors under each executory contract and unexpired lease to be assumed and/or assigned to the Reorganized PCC shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, either: (A) by payment by the Reorganized PCC of the default amount in Cash on the Effective Date, or (B) on such other terms as agreed to by the Debtors and/or the Reorganized PCC and the non-debtor parties to such executory contract or unexpired lease. Any Claims, including Claims for actual pecuniary loss arising from a default in an executory contract or unexpired lease assumed by the Debtors must be evidenced by a proof of Claim filed by the Bar Date. In the event of a dispute regarding (1) the amount of any cure payments, (2) the ability of the Reorganized PCC to provide adequate assurance of future performance under the contract or lease to be assumed and/or assigned, or (3) any other matter pertaining to assumption (or assumption and assignment), the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made by the Reorganized PCC following the entry of a Final Order resolving the dispute and approving assumption and/or assignment to Reorganized PCC.

     9.4 Bar Date for Filing of Rejection Claims. Any Claim for damages arising from the rejection under this Plan of an executory contract or unexpired lease must be Filed within thirty (30) days after the earlier of (A) the mailing
                                                      -------
by Debtors to the contract party of notice of Debtors' intention to reject the executory contract or lease, and (B) the mailing of notice of Confirmation or such Claim will be forever barred and unenforceable against the Liquidating Trustee, the Debtors, the Estates, Reorganized PCC, Newco, the Disbursing Agent, or any of their affiliates and their properties and barred from receiving any distribution under this Plan.

                                 ARTICLE 10
                      CONDITIONS TO CONFIRMATION OF PLAN

     10.1 Conditions to Confirmation. Except as expressly waived by the Debtors and the Creditors Committee, the following conditions must occur and/or be satisfied prior to Confirmation of the Plan:

     A. The Debtors must request and obtain from the Bankruptcy Court a Claims Bar Date for the Claims against the Debtors (excluding Claims of governmental entities), and such Claims Bar Date shall have passed.

     B. There shall be no Claims for cure of executory contracts or unexpired leases.

     C. The Debtors shall have set aside $250,000 in reserve for any potential Allowed Tax Claims (to be transferred to Newco pursuant to Section 6.2 of the
                                                           -----------
Plan to hold in reserve).

     D. All Class 8 Unsecured Claims, other than the Claims in respect of the Existing Indenture Trustee Expenses and/or Insured Claims, and/or legal fees of the Consenting Holders, are disallowed by a Final Order of the Bankruptcy Court
                            ----------
or other Court of competent jurisdiction, which Final Order is no longer subject to being modified or reversed on reconsideration or appeal, or are otherwise resolved in a manner mutually acceptable to the Debtors and the Creditors Committee.

     E. All Claims of the PRT Noteholders and the Existing Indenture Trustee (on behalf of the PRT Noteholders and excluding any Existing Indenture Trustee Expenses) shall be allowed under the Confirmation Order.

     F. The Confirmation Order (and related findings of fact and conclusions of law) shall be in form and substance reasonably satisfactory to the Debtors and the Creditors Committee.

     G. The documentation in the Plan Supplement shall be in form and substance reasonably satisfactory to the Debtors and the Creditors Committee.

     H. No Agreement Termination Event, as such term is used in the Voting Agreement, shall have occurred.

     10.2 Waiver of Conditions. The Debtors and the Creditors Committee may waive any condition set forth in this Article 10 at any time, without notice,
                                      ----------
without leave of or order of the Court, and without any formal action other than proceeding to confirm the Plan.

                                  ARTICLE 11

                    CONDITIONS TO EFFECTIVENESS OF THE PLAN

     11.1 Conditions to Effectiveness. Except as expressly waived by the Debtors and the Creditors Committee, the following conditions must occur and be satisfied on or before the Effective Date:

     A. The Confirmation Order (and related findings of fact and conclusions of law) shall have been signed by the Court and duly entered on the docket for the Reorganization Case by the clerk of the Court in form and substance reasonably acceptable to the Debtors and the Creditors Committee.

     B.    The Confirmation Order shall have become a Final Order.

     C. No Agreement Termination Event under the Voting Agreement shall have occurred.

     D. The Conditions to Consummation of the Financial Restructuring set forth in Section 2 of the Voting Agreement shall have been met.

     11.2 Waiver of Conditions. The Debtors and the Creditors Committee may waive any condition set forth in this Article 11 (except for Section 11.(B))
                                      ----------             --------------
at any time, without notice, without leave of or order of the Court, and without any formal action other than proceeding to consummate the Plan.

     11.3 Substantial Consummation. Notwithstanding any other provisions herein, if the Debtors and Creditors Committee jointly determine, in their discretion, that the potential conveyances of the Claims Against the Sands to Newco (described in the paragraph following Section 6.2(G) herein) cannot be
                                            --------------
made (due to regulatory developments before the NJCCC or otherwise), then the Debtors and Creditors Committee have full authority, in their sole discretion, to settle, waive or relinquish such claims, and the Plan shall be deemed "substantially consummated," for purposes of section 1101(2) of the Bankruptcy Code, so long as the transaction described in Section 6.2(Q) hereinabove occurs.
                                              --------------
If all of the Claims Against the Sands except the Deferred Fee and the Sands Confirmation Payment are settled, waived, relinquished or abandoned, then $200,000 of the Cash transferred to Newco in Section 6.2(H) of the Plan shall be
                                             --------------
deemed to be included in the Chapter 11 Payables Reserve, and if all of the Claims Against the Sands are so disposed, then all $250,000 of the Cash so transferred shall be deemed part of the Chapter 11 Payables Reserve.

                                  ARTICLE 12

                         EFFECTS OF PLAN CONFIRMATION

     12.1  Discharge of Debtors and Injunction.  The rights afforded in the
Plan and the treatment of all Claims and Interests herein, shall be in exchange for and in reliance on the complete satisfaction, discharge, and release of all Claims and Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors, the Debtors-In-Possession, or any of their assets or properties. Except as otherwise provided in the Plan or the Confirmation Order: (A) on the Effective Date, the Debtors shall be deemed discharged and released to the fullest extent permitted by section 1141 of the Bankruptcy Code from all Claims and Interests, including, but not limited to, demands, liabilities, Claims and Interests that arose before the Effective Date and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not: (1) a proof of claim or proof of interest based on such debt or Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (2) a Claim or Interest based on such debt or Interest is allowed pursuant to section 502 of the Bankruptcy Code, or (3) the holder of a Claim or Interest based on such debt or Interest has accepted the Plan; and (B) all Persons shall be precluded from asserting against Reorganized PCC and its successors, and the Liquidating Trust, Newco, or any of their assets or properties, any other or further Claims or Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date. Except as otherwise provided in the Plan or the Confirmation Order, as of the Effective Date, the Confirmation Order shall act as a discharge of any and all Claims against and all debts and liabilities of the Debtors, as provided in sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment against any of the Debtors or Reorganized PCC at any time obtained to the extent that it relates to a Claim discharged. The discharge of the Debtors provided in the Plan shall not affect the obligations of the Debtors under any executory contract assumed under Section 9.1 hereinabove, nor under any agreement pursuant to or in
      -----------
connection with this Plan intended to be in force on or after the Effective
Date.

     Except as otherwise provided in the Plan, the Confirmation Order, the Interim Sands Agreement (where applicable), or September 1998 Settlement Agreement (where applicable), on and after the Effective Date, all persons who have held, currently hold or may hold a debt, Claim or Interest discharged pursuant to the terms of this Plan are permanently enjoined from taking any of the following actions on account of any such discharged debt, Claim or Interest:
(1) commencing or continuing in any manner any action or other proceeding against the Debtors, Reorganized PCC, the Liquidating Trust, Newco, any of their successors or their respective property; (2) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, Reorganized PCC, the Liquidating Trust, Newco, any of their successors or their respective property; (3) creating, perfecting or enforcing any lien or encumbrance against the Debtors, Reorganized PCC, the Liquidating Trust, Newco, any of their successors or their respective property; (4) asserting any setoff, right of subrogation or recoupment of any kind against any obligation due to the Debtors, Reorganized PCC, the Liquidating Trust, Newco, any of their successors or their respective property (except for rights of setoff provided for and/or preserved in the September 1998 Settlement Agreement); and (5) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of this Plan or the Confirmation Order. Any Person injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages, from the willful violator. Nothing in this Section 12.1 or in any other part of the Plan
                                  ------------
is meant to modify or amend either the Interim Sands Agreement or the September 1998 Settlement Agreement, which contracts are being assumed pursuant to Section
                                                                         -------
9.1.
---

     12.2 Revesting. On the Effective Date, the Reorganized PCC will be vested with all the property of the respective Estates of the Debtors that is not otherwise transferred to the Liquidating Trust or Newco under the Plan free and clear of all Claims and other interests of Creditors and equity holders, except as provided herein; provided, however, that the Debtors shall continue as debtors in possession under the Bankruptcy Code until the Effective Date, and, thereafter, the Reorganized PCC may wind up the business free of any restrictions imposed by the Bankruptcy Code or the Court.

     12.3  No Liability for Solicitation or Participation.  As specified in section 1125(e) of the Bankruptcy Code, Persons that solicit acceptances or rejections of the Plan and/or that participate in the offer, issuance, sale, or purchase of securities offered or sold under the Plan, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, are not liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of securities.

     12.4 Other Documents and Actions. The Debtors, the Debtors-In-Possession, the Reorganized PCC, the Disbursing Agent, the Existing Indenture Trustee, the Liquidating Trustee, and Newco may execute such documents and take such other action as is necessary to effectuate the transactions provided for in the Plan.

     12.5 Post-Consummation Effect of Evidences of Claims or Interests. Existing PRT Notes and other evidences of Claims against or Interests in the Debtors shall, effective upon the Effective Date, represent only the right to participate in the Distributions contemplated by the Plan.

     12.6 Term of Injunctions or Stays. Unless otherwise provided, all injunctions or stays provided for in the Reorganization Case pursuant to sections 105 or 362 of the Bankruptcy Code or otherwise and in effect on the Confirmation Date shall remain in full force and effect until the Effective Date.

                                  ARTICLE 13

                      CONFIRMABILITY OF PLAN AND CRAMDOWN

     The Debtors may request Confirmation under section 1129(b) of the Bankruptcy Code if any impaired Class does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. In that event, the Debtors reserve the right to modify the Plan to the extent, if any, that Confirmation of the Plan under section 1129(b) of the Bankruptcy Code requires modification.


                                  ARTICLE 14

                           RETENTION OF JURISDICTION

     Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Reorganization Case after the Effective Date as is legally permissible, including, without limitation, jurisdiction to:

          1. Allow, disallow, determine, liquidate, classify or establish the priority or secured or unsecured status of or estimate any Claim or Interest, including, without limitation, the resolution of any request for payment of any Administrative Claim or Existing Indenture Trustee Expenses and the resolution of any and all objections to the allowance or priority of Claims or Interests;

          2. Grant or deny any and all applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

          3. Resolve any motions pending on the Effective Date to assume, assume and assign or reject any executory contract or unexpired lease to which the Debtors are parties or with respect to which the Debtors may be liable and to hear, determine and, if necessary, liquidate, any and all Claims arising therefrom;

          4. Ensure that Distributions to holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of the Plan;

          5. Decide or resolve any and all applications, motions, adversary proceedings, contested or litigated matters and any other matters or grant or deny any applications involving the Debtors that may be pending on the Effective Date;

          6. Enter such Orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan or the Disclosure Statement, including Orders to extend the term of the Liquidating Trust;

          7. Resolve any and all controversies, suits or issues that may arise in connection with the consummation, interpretation or enforcement of the Plan or any entity's obligations incurred in connection with the Plan;

          8.   Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code, or to modify the Disclosure Statement or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Disclosure Statement; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court Order, the Plan, the Disclosure Statement or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Disclosure Statement, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

          9. Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the Plan;

          10. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

          11. Determine any other matters that may arise in connection with or related to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Disclosure Statement; and

          12. Enter a final decree closing the Reorganization Case.

If the Bankruptcy Court abstains from exercising jurisdiction or is otherwise without jurisdiction over any matter arising out of the Reorganization Case, including, without limitation, the matters set forth in this Article, this Article shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

                                  ARTICLE 15

                           MISCELLANEOUS PROVISIONS

     15.1 Fractional Dollars. Any other provision of the Plan notwithstanding, no payments of fractions of dollars will be made to any holder of an Allowed Claim. Whenever any payment of a fraction of a dollar to any holder of an Allowed Claim would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest whole dollar (up or down).

     15.2 Modification of Plan. The Debtors reserve the right, in accordance with the Bankruptcy Code, and with the consent of the Creditors Committee, to amend or modify the Plan prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Debtors or the Reorganized PCC, as the case may be, may, upon order of the Bankruptcy Court, and with the consent of the Creditors Committee, amend or modify the Plan in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

     15.3 Governing Law. Except to the extent the Bankruptcy Code or the Bankruptcy Rules are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

     15.4 Payment Dates. Whenever any payment to be made under the Plan is due on a day other than a Business Day, such payment will instead be made, without interest, on the next Business Day.

     15.5 Headings. The headings used in this Plan are inserted for convenience only and neither constitute a portion of the Plan nor in any manner affect the provisions of the Plan.

     15.6 Successors and Assigns. The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

     15.7 Severability of Plan Provisions. If prior to Confirmation any term or provision of the Plan, which does not govern the treatment of Claims or Interests or the conditions of the Effective Date or which is not governed by the terms of the Voting Agreement or documents related thereto, is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

     15.8 No Admissions. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by the Debtors with respect to any matter set forth herein, including, without limitation, liability on any Claim or the propriety of any Claims classification.

     15.9 Creditors Committee. The Creditors Committee shall generally continue after the Confirmation Date for the sole purposes of (A) prosecuting and defending fee applications, and (B) monitoring the completion of the acts scheduled to occur in connection with the implementation and consummation of the Plan, and shall generally continue after the Effective Date for the sole purpose of prosecuting and defending fee applications. The Liquidating Trustee and/or Newco shall pay the reasonable fees and expenses of the Creditors Committee, incurred after the Effective Date, without further order of the Court. The appointment of the Creditors Committee and its professionals shall terminate after (A) the resolution of all fee applications and (B) the completion of the acts scheduled to occur in connection with the implementation and consummation of the Plan. After such date, all obligations and responsibilities of the members and professionals for the Creditors Committee shall terminate.

Dated as of August 26, 1999

                                     PRATT CASINO CORPORATION
                                     Debtor and Debtor-In-Possession


                                     /s/ John C. Hull
                                     ----------------
                                     By:  John C. Hull
                                     Its: Chief Executive Officer


                                     PRT FUNDING CORP.
                                     Debtor and Debtor-In-Possession


                                     /s/ John C. Hull
                                     ----------------
                                     By:  John C. Hull
                                     Its: Chief Executive Officer


                                     NEW JERSEY MANAGEMENT, INC.
                                     Debtor and Debtor-In-Possession


                                     /s/ John C. Hull
                                     ----------------
                                     By:  John C. Hull
                                     Its: Chief Executive Officer

Counsel to the Debtors:
-----------------------

Robert D. Albergotti, Esquire
Stacey Jernigan, Esquire
HAYNES AND BOONE, L.L.P.
901 Main Street, Suite 3100
Dallas, Texas 75201-3714
Telephone: (214) 651-5000


Steven K. Kortanek, Esquire
KLEHR, HARRISON, HARVEY, BRANZBURG & ELLERS LLP
919 Market Street, Suite 1000
Wilmington, Delaware 19801-3062
Telephone: (302) 426-1189